UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Hudson Pacific Properties, Inc.
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HUDSON PACIFIC PROPERTIES

HUDSON PACIFIC PROPERTIES

2021 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

DEAR FELLOW STOCKHOLDER:
On behalf of the Board of Directors of Hudson Pacific Properties, Inc., I invite you to attend our Annual Meeting of Stockholders on Thursday, May 20, 2021 at 9:00 a.m. (PDT). The meeting will be held by remote means in consideration of COVID-19 precautions. Please see page 5 of the Proxy Statement for information on how to vote, as well as access to the virtual meeting.
2020 was a year of unprecedented challenges, and I am incredibly proud of the entire Hudson Pacific team’s agility in navigating the obstacles presented. The Company did not miss a beat, as evidenced by our many accomplishments from the year. From the onset of the pandemic, we prioritized the safety of our employees and tenants, as well as the health of our communities. Our portfolio remained open and fully operational as we swiftly implemented industry-leading protocols. We donated $100,000 to organizations working at the intersection of COVID-19 and homelessness, and $650,000 to local artists impacted by COVID-19 through the Vibrant Cities Arts Grant. We also provided hundreds of meals to frontline workers.
Our markets remain the center of gravity for the media and technology industries, both of which have only accelerated as a result of the pandemic. Even with the preponderance of our tenants’ personnel working from home, in 2020 we leased over 800,000 square feet with sizeable rent spreads. The exceptional quality of our tenant base was further reinforced by strong rent collections, with 98% collected during the three quarters of 2020 impacted by COVID, including 99% of office and 100% of studio rents. Our development projects progressed unabated. We completed Harlow, kept our fully leased One Westside project on time and on budget, and secured entitlements to build another nearly 480,000 square feet at Sunset Gower Studios. We significantly expanded our Seattle footprint with the acquisition of 1918 Eighth. Our joint venture with Blackstone allowed us to monetize a portion of our Hollywood properties, generating nearly $1.3 billion of recapitalization proceeds and strengthening our balance sheet and liquidity position.
In 2020, we also launched our Better BlueprintTM platform, further elevating Hudson Pacific as a leader in ESG in the real estate industry and beyond. We achieved 100% carbon neutral operations, and earned several accolades, including ENERGY STAR Partner of the Year and a GRESB 5-Star rating. We strengthened our commitment to diversity and inclusion by recruiting another talented woman to our Board, implementing related educational programming for our employees, and making meaningful charitable contributions to organizations addressing homelessness, racial equity, and health and wellness in our core markets.
The rollout of the COVID-19 vaccine has given us line of sight on getting our tenants and their employees safely back into their offices. Our specialty has been, and will continue to be, leasing workspace to the world’s most innovative businesses. Their success, as well as our own, is largely attributable to the collaboration, culture and inspiration fostered through the office environment.
We value your engagement, and we thank you for your continued support of Hudson Pacific Properties.
Sincerely yours, Victor J. Coleman Chief Executive Officer and Chairman of the Board of Directors

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
Please join us for the 2021 Annual Meeting of Stockholders of Hudson Pacific Properties, Inc., a Maryland corporation. The meeting will be held at 9:00 a.m. (PDT), on Thursday, May 20, 2021, and will be conducted virtually due to the COVID-19 pandemic to ensure the health and safety of our stockholders, employees and directors.
At the 2021 Annual Meeting of Stockholders, our stockholders will consider and vote on the following matters:
1
The election of 10 directors, each to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies;

2
The approval of the Second Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan;

3
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

4
The advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2020, as more fully disclosed in the accompanying Proxy Statement; and

5
Any other business properly introduced at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You must own shares of Hudson Pacific Properties, Inc. common stock at the close of business on March 22, 2021, the record date for the 2021 Annual Meeting of Stockholders, or hold a proxy from such a record holder, to attend and vote at the Annual Meeting or at any adjournments or postponements of the Annual Meeting. You will be able to attend the Annual Meeting via live webcast, submit your questions and vote your shares during the meeting by visiting www.meetingcenter.io/235810098. The password for the meeting is HPP2021. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions outlined in the accompanying Proxy Statement. Regardless of whether you will attend, please authorize your proxy electronically through the Internet or by telephone or by completing and mailing your proxy card so that your votes can be cast at the Annual Meeting in accordance with your instructions. For specific instructions on authorizing a proxy, please refer to your proxy card. Authorizing a proxy in any of these ways will not prevent you from voting at the 2021 Annual Meeting of Stockholders if you are a stockholder of record as of the record date for the Annual Meeting or if you hold a proxy from a record holder.
By Order of the Board of Directors, Kay L. Tidwell Executive Vice President, General Counsel, Chief Risk Officer and Secretary

This Proxy Statement and accompanying proxy card are available beginning April 1, 2021 in connection with the solicitation of proxies by the Board of Directors of Hudson Pacific Properties, Inc. for use at the 2021 Annual Meeting of Stockholders, which we may refer to alternatively as the “Annual Meeting.” We may refer to ourselves in this Proxy Statement alternatively as the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.” A copy of our Annual Report to Stockholders for the 2020 fiscal year, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder.
Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to be Held on May 20, 2021: The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2020 Annual Report are available at www.edocumentview.com/HPP.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
PROXY SUMMARY
2020 BUSINESS AND PERFORMANCE HIGHLIGHTS
Despite the headwinds of the pandemic, 2020 was another successful year for Hudson Pacific Properties, marked by significant AFFO growth. Leasing momentum remained relatively strong, as did rent collections among office and studio tenants. The Company significantly de-levered its balance sheet while extending its average debt maturity. We also formalized our Better BlueprintTM corporate responsibility platform, setting and making significant progress on primary goals to be achieved by 2025. Our seasoned management team continues to execute on our strategic priorities, all aimed at creating long-term value.
+
Although net income decreased 71% to $16.4 million, AFFO increased by 40% to $55.9 million(1)

+
Grew same-store office cash NOI by 0.6%

+
Collected 98% of our rents during the three quarters of 2020 impacted by COVID, including 99% of office and 100% of studio rents

+
Signed more than 800,000 square feet of office leases with 21.5% GAAP and 14.3% cash rent growth

+
Maintained strong stabilized and in-service office portfolio leased percentages of 94.5% and 93.5%, respectively

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Achieved 100% carbon neutral operations

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Completed Harlow and kept One Westside on time and on budget

+
Obtained entitlements to build another 479,000 square feet at Sunset Gower Studios

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Sold a 49% interest in our Hollywood Media Portfolio to Blackstone, generating $1.3 billion of recapitalization proceeds

+
Acquired a 668,000-square-foot Class A office tower in Seattle through a joint venture

+
Repurchased 3.5 million shares of our stock

+
Ended the year with 42.3% debt to total market capitalization

+
Ended the year with over $1.0 billion of liquidity and no material maturities until 2023

(1)
Refer to Appendix A for our definition of AFFO and a reconciliation of net income to AFFO, excluding specified items.

Our stock price in 2020 was materially impacted by COVID-19. Notwithstanding this fact, our long-term results have historically been strong, consistently delivering exceptional total shareholder return, or TSR, and outperforming the office REIT sector, our peer group and the broader REIT industry.
The following table shows our three-year TSR performance as of December 31, 2020 as compared to our historical three-year TSR performance at year-end over the prior five years and illustrates that prior to COVID-19, our TSR performance had consistently been at the top of the market.
TOTAL STOCKHOLDER RETURNS(1)(2)
3-YEAR TSR as of December 31:
2020	2019	2018	2017	2016	2015
SNL Equity 16%	SNL Equity 33%	HPP 13%	HPP 23%	HPP 70%	HPP 42%
Peer Group (16%)	HPP 18%	SNL Equity 12%	Peer Group 22%	Peer Group 47%	Peer Group 40%
SNL Office (16%)	Peer Group 17%	Peer Group 5%	SNL Equity 21%	SNL Office 42%	SNL Equity 36%
HPP (22%)	SNL Office 8%	SNL Office (6)%	SNL Office 16%	SNL Equity 43%	SNL Office 35%
(1)
Represents the three-year TSR per S&P Global Market Intelligence as of December 31st each year.

(2)
Peer Group data excludes companies that did not trade publicly for the entire period referenced and includes the designated peers at the time of disclosure.

KEY: HPP: Hudson Pacific Properties Peer Group: Median (see page 46 for peers) SNL Equity: SNL U.S. REIT Equity Index SNL Office: SNL U.S. REIT Office Index

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
2020 COMPENSATION HIGHLIGHTS
The Compensation Committee of the Board (or Compensation Committee) believes that an executive compensation program that strongly links both the short- and long-term performance of the Company and the compensation of our executive officers is a key driver of our financial success. The Compensation Committee designed our 2020 executive compensation program to emphasize the relationship between compensation earned and our financial, operational (including environmental, social and governance (ESG) factors), strategic and long-term TSR performance.
Pay-Performance Alignment
+
90% of our CEO’s 2020 total annual compensation was variable and performance-based (82% on average for our other named executive officers, or NEOs)

+
37% of our CEO’s 2020 total annual compensation will only be earned if significant TSR-based performance goals are achieved (32% on average for our other NEOs)

Impact of Covid-19 on Compensation
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Cash bonuses funded at significantly lower levels compared to prior years, which resulted in our CEO’s 2020 cash bonus payout decreasing 13% year-over-year

+
Outstanding performance-based equity awards lost significant value, including the 2018 OPP which had a performance period that concluded December 31, 2020. As of December 31, 2019, the 2018 OPP was tracking to earn close to a maximum payout, but ultimately was earned at only 8% of total potential value, which resulted in a loss of  $21,529,214 dollars for all plan participants and $5,166,987 for our CEO

+
Demonstrating the alignment between our compensation program and TSR performance, our CEO’s total realized compensation for 2020 is $6,483,709 as compared to reported value of  $9,487,250

Strong Compensation Governance
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Mandatory holding period for equity of three years beyond the vesting date of time-based restricted stock awards and two years beyond the vesting date of any units earned under the 2020 Performance Unit program

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Clawback policy that covers incentive-based compensation paid to executive officers

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Stock ownership guidelines for executives and directors, with ownership requirement of 10x base salary for the CEO

+
Double-trigger change-in-control provisions and no excise tax gross-ups

+
Anti-hedging and anti-pledging policies that prohibit executives and directors from hedging and pledging our securities

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
CORPORATE GOVERNANCE HIGHLIGHTS
Our Board of Directors is committed to sound corporate governance and ensuring full compliance and accountability to stockholders in accordance with all laws and regulations. Dedication to these principles and the highest ethical standards are essential to both short- and long-term value creation and preservation. The Company adheres to the following best practices:
Stockholder Rights
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No staggered board (annual election of all directors)

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Annual “Say-On-Pay” voting

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Majority voting in uncontested director elections

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Active stockholder engagement

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No stockholder rights plan

Independent Oversight
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Majority (90%) of directors are independent

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Lead Independent Director, responsible for leading regularly scheduled executive sessions of independent directors

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Robert L. Harris II selected as our new Lead Independent Director, effective January 1, 2021, succeeding Barry A. Porter after a three-year term

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All Audit, Compensation, Governance and Investment Committee members are independent

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Commitment to Board refreshment with three new independent directors since 2017

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Independent director tenure averages 7.3 years

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Active board oversight as it relates to corporate strategy and risk management

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“Audit Committee Financial Expert”

Policies
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Clawback policy

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Anti-hedging policy

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Anti-pledging policy

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Robust stock ownership requirements for NEOs, and all executive officers and directors, with 100% compliance (except for new NEOs who have four years to meet requirements)

+
Commitment to Board diversity

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
CORPORATE RESPONSIBILITY HIGHLIGHTS
We enhanced and formalized our corporate responsibility platform in 2020, introducing our Better BlueprintTM, which serves as the foundation of the Company’s work related to ESG issues. Significant milestones and accomplishments for the year include:

SUSTAINABLE

Minimizing our Footprint

Achieved 100% carbon neutrality across all operations, five years ahead of our goal

Global Real Estate Sustainability Benchmark (GRESB) 5-Star designation

ENERGY STAR Partner of the Year

HEALTHY

Healthy Buildings, Healthy Lives

Implemented industry-leading COVID-19 standard operating procedures and achieved Fitwel Viral Response Module certification at all properties

Increased Fitwel certification of our in-service office portfolio by 21%

Implemented a mobile app for all multi-tenant properties that regularly promotes health and wellness initiatives

EQUITABLE

Vibrant, Thriving Cities for All

Over $1 million in charitable giving, with a focus on organizations advancing homelessness, racial equity and health and wellness in our core markets

Granted more than $650,000 to under-represented artists through the Vibrant Cities Arts Grant

Created a diversity, equity and inclusion ("DEI") program to educate and serve as a resource to all employees

For more information on Better BlueprintTM see page 31 of the Proxy Statement.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
VOTING INFORMATION
MATTERS TO BE VOTED ON AT OUR 2021 ANNUAL MEETING
PROPOSAL	BOARD RECOMMENDATION	PAGE
Proposal No. 1: Election of Directors	FOR each nominee	6
Proposal No. 2: Approval of the Second Amended and Restated 2010 Incentive Award Plan	FOR	12
Proposal No. 3: Ratification of Independent Registered Public Accounting Firm	FOR	21
Proposal No. 4: Advisory Approval of Executive Compensation (“Say-On-Pay Vote”)	FOR	22
VOTE REQUIRED TO APPROVE AN ITEM OF BUSINESS
To be elected as a director (Proposal No. 1), a nominee must receive the affirmative vote of a majority of all the votes cast “for” and “against” the election of such nominee in the election of directors.
To approve the Second Amended and Restated 2010 Incentive Award Plan (Proposal No. 2), to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 3) and to adopt the resolution regarding the advisory approval of executive compensation (Proposal No. 4), the affirmative vote of a majority of the votes cast on the proposal is required.
HOW TO VOTE
Internet Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.	Mail Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.

Phone
If your shares are held in the name of a broker, bank or other nominee: Follow the telephone voting instructions, if any, provided on your proxy card. If your shares are registered in your name: Call 1-800-652-VOTE (8683) and follow the telephone voting instructions. You will need the control number that appears on your proxy card when you call.
Live Webcast You may attend the virtual Annual Meeting by webcast and vote your shares. The live webcast may be accessed by visiting www.meetingcenter.io/235810098 and entering password HPP2021

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
PROPOSAL NO. 1—ELECTION OF DIRECTORS
At the Annual Meeting, our stockholders will be entitled to elect 10 directors to serve until our next annual meeting of stockholders and until their respective successors are elected and qualify. The Board has nominated Victor J. Coleman, Theodore R. Antenucci, Karen Brodkin, Richard B. Fried, Jonathan M. Glaser, Robert L. Harris II, Christy Haubegger, Mark D. Linehan, Barry A. Porter and Andrea Wong for election as directors. Mr. Moran, who is currently serving on the Board and whose term is expiring on the date of the Annual Meeting, is not standing for re-election at the Annual Meeting. It is expected that, effective upon the expiration of Mr. Moran’s term, the size of the Board will be reduced from 11 to 10 directors. The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In nominating candidates, the Board considers a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity. The Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference. Our director nominees were nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee, or the Governance Committee. They were selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, ability to make independent and analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and ability to work collegially. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. All nominees are presently directors of Hudson Pacific Properties, Inc. and each of the nominees has consented, if elected as a director, to serve until his or her term expires and his or her successor is elected and qualifies.
Your proxy holder will cast your votes for each of the Board’s nominees, unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder will vote for any substitute nominee proposed by the Board.
The Board unanimously recommends that the stockholders vote “FOR” the 10 director nominees.
MEMBERS OF THE BOARD OF DIRECTORS
NAME	AGE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE(1)	INVESTMENT COMMITTEE	SUSTAINABILITY COMMITTEE
Victor J. Coleman*	59
Theodore R. Antenucci†	56
Karen Brodkin†	56
Richard B. Fried†	53		Chairperson
Jonathan M. Glaser†	58
Robert L. Harris II†	62
Christy Haubegger†	52					Chairperson
Mark D. Linehan†	58	Chairperson
Robert M. Moran, Jr. †(2)	58			Chairperson
Barry A. Porter†	63
Andrea Wong†	54

*
Chief Executive Officer and Chairman of our Board

†
Independent within the meaning of applicable NYSE listing standards and SEC rules

Committee member

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
(1)
It is anticipated that, effective as of the date of the Annual Meeting, the following changes will be made to the composition of the Governance Committee: (i) Mr. Moran, upon his retirement from the Board, will no longer serve as a member or Chairperson of the Governance Committee, (iii) Ms. Wong will succeed Mr. Moran as Chairperson of the Governance Committee, and (iii) Ms. Brodkin will be added as a member.

(2)
Mr. Moran’s term expires on the date of the Annual Meeting, and he will not stand for re-election at the Annual Meeting.

PROFILE OF NOMINEES(1)
(1)
Excludes our CEO

DIRECTOR NOMINEE SKILLS AND EXPERIENCE
	EXECUTIVE LEADERSHIP EXPERIENCE	PUBLIC COMPANY BOARD EXPERIENCE	KEY INDUSTRY EXPERIENCE(1)	KEY MARKETS EXPERTISE(2)	FINANCIAL EXPERTISE(3)	CAPITAL MARKETS EXPERTISE	ADVANCED DEGREE/ PROFESSIONAL ACCREDITATION
Coleman	•	•	•	•		•	•
Antenucci	•	•	•	•		•
Brodkin	•		•				•
Fried	•	•	•	•	•	•
Glaser	•	•			•	•	•
Harris	•	•	•
Haubegger	•	•	•				•
Linehan	•	•	•		•		•
Porter	•	•			•	•	•
Wong	•	•	•				•

(1)
Media, Tech or Real Estate Industry Experience

(2)
Los Angeles, Silicon Valley, San Francisco, Seattle or Vancouver Market Experience

(3)
Finance or Accounting Expertise

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
DIRECTOR BIOGRAPHICAL INFORMATION
Victor J. Coleman Age: 59 Director Since: IPO
Mr. Coleman serves as Chief Executive Officer and Chairman of our Board, and has been a member of the Board since our IPO. Prior to the formation of our Company, Mr. Coleman founded and served as a managing partner of our predecessor, Hudson Capital, LLC, a private real estate investment company based in Los Angeles, California. In 1990, Mr. Coleman co-founded and led Arden Realty, Inc. as its President and Chief Operating Officer and as a director, taking that company public on the NYSE in 1996 and selling it in 2006. Mr. Coleman is an active community leader, and is on the Founding Board of Directors for the Ziman Center for Real Estate (from 2004 to the present) at the UCLA Anderson School of Management, and also serves on the Boards of the Ronald Reagan UCLA Medical Center, the Fisher Center for Real Estate and Urban Economics, Los Angeles Sports & Entertainment Commission and the Los Angeles Chapter of the World Presidents’ Organization. In 2015, Mr. Coleman was awarded the City of Hope’s 2015 Spirit of Life Award presented by the Los Angeles Real Estate & Construction Industries Council, and the 2019 Real Star of Hollywood Award from the Friends of the Hollywood Central Park. Mr. Coleman’s experience as a director also includes service on the board of other publicly traded real estate investment trusts, or REITs, such as Douglas Emmett, Inc. (from 2006 to 2009) and Kite Realty (since 2012), where he currently serves as a member of both its compensation committee and nominating and corporate governance committee. Mr. Coleman is also an investor in the Vegas Golden Knights, a National Hockey League team. He holds a Master of Business Administration degree from Golden Gate University and a Bachelor of Arts in History from the University of California, Berkeley. Mr. Coleman serves on our Sustainability Committee, and was selected by our Board to serve as a director based on his deep knowledge of our Company and his experience in the real estate investment industry.

Theodore R. Antenucci Age: 56 Director Since: IPO
Mr. Antenucci has served as a member of our Board since our IPO. Since March 2011, Mr. Antenucci has served as President and Chief Executive Officer of Catellus Development Corporation, a leading national land developer. Until June 2011, Mr. Antenucci was also President and Chief Investment Officer of ProLogis, as well as a member of its Executive Committee. ProLogis is a global provider of distribution facilities with over $32 billion in real estate assets under management. He also served on the Board of Directors for ProLogis European Properties, a public fund trading on the Euronext stock exchange in Amsterdam, from 2009 through June of 2011. Before joining ProLogis in September 2005, Mr. Antenucci served as President of Catellus Commercial Development Corp., and was responsible for all development, construction and acquisition activities. Additionally, Mr. Antenucci has served on the Board of Trustees of the Children’s Hospital Colorado Foundation since December of 2010. Mr. Antenucci was also appointed to the Board of Directors of Iron Mountain, Inc. in June of 2011 and he serves on the Audit Committee. He earned a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara. Mr. Antenucci was selected by our Board based on his experience as an executive and board member of a REIT and his extensive real estate and development expertise in the Southern California market. He is a member of the Audit and Investment Committees of our Board.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Karen Brodkin Age: 56 Director Since: January 2021
Ms. Brodkin was appointed to serve as a member of our Board in December 2020 with her term commencing on January 1, 2021. She currently serves as Executive Vice President of Content Strategy & Development at Endeavor and Co-Head of WME SPORTS where she has worked since 2014. Previously, Ms. Brodkin worked for Fox Networks Group starting in 1999 where she served as the Executive Vice President of Business and Legal Affairs from 2007 until 2014. In this role she oversaw the business and legal affairs team that negotiated professional and collegiate media rights acquisitions, talent and marketing agreements. Before that, Ms. Brodkin spent five years as an entertainment attorney at two Los Angeles-based entertainment firms, where she represented talent and studio clients. Ms. Brodkin currently serves on the Sports and Entertainment Leadership Council for Los Angeles Children’s Hospital, the Los Angeles Leadership Committee of the U.S. Soccer Foundation and the board of the Harvard Kennedy School, Women and Public Policy Program, Women’s Leadership Board. She is the former Chairperson of the Board of Directors of the Los Angeles Sports Council. In April 2015, Ms. Brodkin was honored by Los Angeles Family Housing for her work in helping families transition out of homelessness and poverty, and in June 2015 joined their board of directors, where she continues to serve. Ms. Brodkin received her Juris Doctor from the University of California, Hastings College of the Law, where she graduated Order of the Coif, and graduated from the University of California, Berkeley, where she earned a Bachelor of Arts degree with dual majors in Political Science and Art History. She was selected by our Board to serve as a director based on her expertise in the entertainment industry and professional relationships.

Richard B. Fried Age: 53 Director Since: IPO
Mr. Fried has served as a member of our Board since our IPO. His selection as a member of our Board was made in connection with the negotiation of our formation transactions. Mr. Fried is currently a Managing Member and head of the real estate group at Farallon Capital Management, L.L.C., an investment management company that he has been with since 1995. Mr. Fried also currently serves as a Board Member of Beneficial State Bank, a position he has held since the bank’s inception in 2007 and a board member of Playa Hotels & Resorts, N.V., a position he has held since 2018. Previously, Mr. Fried was a Vice President in acquisitions for Security Capital Industrial Trust (now called ProLogis), a REIT specializing in industrial properties. He has also worked as an associate in capital markets at JMB Institutional Realty Corporation. Mr. Fried graduated from the University of Pennsylvania with a Bachelor of Science degree in Economics and a Bachelor of Arts degree in History. Our Board has determined that Mr. Fried should serve as a director based on his familiarity with our Company since inception and his experience in the real estate investment industry. Mr. Fried serves as Chairperson of the Compensation Committee.

Jonathan M. Glaser Age: 58 Director Since: IPO
Mr. Glaser has served as a member of our Board since our IPO. Mr. Glaser has been Managing Member of JMG Capital Management LLC since he founded the company in 1992. JMG Capital Management LLC is the General Partner of JMG Capital Partners, L.P., an investment limited partnership that has been a leader in various capital market strategies, private placements and additional financing strategies. Prior to founding JMG, Mr. Glaser was a member floor trader on both the American Stock Exchange and Pacific Stock Exchange. Mr. Glaser received a Juris Doctor degree from the Boalt Hall School of Law at the University of California, Berkeley, as well as a Bachelor of Arts degree from the University of California, Berkeley. Our Board has determined that Mr. Glaser should serve as a director based on his capital markets expertise, as well as his extensive experience in portfolio management, financial oversight and directorship service. Mr. Glaser is a member of our Audit Committee.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Robert L. Harris II Age: 62 Director Since: December 2014
Mr. Harris has served as a member of our Board since December 2014. He most recently served as Chairman of Acacia Research Corporation, where he served as a director since 2000, as President from 2000 to 2012 and as Executive Chairman of the Board from 2012 to 2016. Mr. Harris previously served as President and a director of Entertainment Properties Trust, a publicly traded entertainment, recreation and specialty real estate company which Mr. Harris founded, from 1997 to 2000. From 1993 to 1997, he led the International Division and served as Senior Vice President of AMC Entertainment. From 1984 to 1992, Mr. Harris served as President of Carlton Browne and Company, Inc., a holding company and trust with assets in real estate, insurance and financial services. He has also served on the boards of the George L. Graziadio School of Business and Management at Pepperdine University, CombiMatrix Corporation, True Religion Brand Jeans, the USA Volleyball Foundation and Imperial Bancorp. Our Board has determined that Mr. Harris should serve as a director on our Board based on his experience with REITs and as a member of senior management at both publicly traded and privately held companies. Mr. Harris is a member of our Compensation Committee and he serves as our Lead Independent Director.

Christy Haubegger Age: 52 Director Since: March 2019
Ms. Haubegger has served as a director since March 2019. She is currently Executive Vice President, Chief Enterprise Inclusion Officer at WarnerMedia, which is owned by AT&T Inc. Previously, she led multicultural business strategy for Creative Artists Agency, or CAA, providing insights on diverse markets to CAA’s motion picture, music, marketing and television clients. Prior to that, Ms. Haubegger worked in the publishing and motion picture industries, having founded and served as publisher, president and CEO at Latina magazine, and served as a producer on several motion pictures. She also previously served on the board of Latina Media Ventures from 2003 to 2018, and currently serves on the boards of the NYSE-listed company RTW Retailwinds, Inc. and Management Leadership for Tomorrow, a non-profit organization that works to increase the number of minority business leaders. Ms. Haubegger is also a founding member of TIME’S UP, an initiative that addresses systematic inequality and injustice in the workplace. She received a Juris Doctor degree from Stanford University and a Bachelor of Arts degree from the University of Texas at Austin. Ms. Haubegger was selected by our Board to serve as a director based on her expertise in the entertainment industry and professional relationships. She also serves as the Chairperson of our Sustainability Committee.

Mark D. Linehan Age: 58 Director Since: IPO
Mr. Linehan has served as a member of our Board since our IPO. Mr. Linehan has served as President and Chief Executive Officer of Wynmark Company since he founded the company in 1993. Wynmark Company is a private real estate investment and development company with interests in properties in California, Nevada, Oregon and Montana. Prior to founding Wynmark Company, Mr. Linehan was a Senior Vice President with the Trammell Crow Company in Los Angeles, California. Before that, Mr. Linehan was with Kenneth Leventhal & Co. (now Ernst & Young LLP), a Los Angeles-based public accounting firm. He has served as a board member of Condor Hospitality Trust, a publicly traded REIT and currently serves on the Audit Committee for Cannae Holdings Inc. In addition, Mr. Linehan is actively involved with the community through his service on the boards of the UC Santa Barbara Foundation, the National Cowboy and Western Heritage Museum and Direct Relief, as well as his previous board memberships with the Signet Corporation and the Camino Real Park Foundation. Mr. Linehan received a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara and is a Certified Public Accountant. Mr. Linehan was selected by our Board based on his extensive experience in real estate investment and development as well as his expertise in accounting matters. Mr. Linehan is the Chairperson of our Audit Committee and is a member of our Investment Committee.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Barry A. Porter Age: 63 Director Since: IPO
Mr. Porter has served as a member of our Board since our IPO. Mr. Porter co-founded Clarity Partners L.P. in 2000 and has served as a Managing General Partner of the partnership since then. Clarity Partners L.P. is a private equity firm focused exclusively on investments in media, communications and business services. In 2005, Mr. Porter co-founded KAILAI Investments (formerly known as Clarity China L.P.), a private equity firm specializing in investments in growth companies in the Greater China region. He serves on the Investment Committee of that partnership, which has also invested in real estate in China. Prior to co-founding Clarity Partners, Mr. Porter held senior executive positions at Global Crossing, a company he co-founded in 1997 that was involved in the international fiber optic telecommunications business. Before that, Mr. Porter was a Managing Director at Pacific Capital Group, a firm he joined after serving as a Senior Managing Director in the investment banking group of Bear, Stearns & Co. Inc. In addition, Mr. Porter worked as an attorney at the Los Angeles firm of Wyman, Bautzer, Rothman, Kuchel and Silbert. He received his Juris Doctor and Master of Business Administration degrees from the University of California, Berkeley, and graduated from the Wharton School of Business, where he earned a Bachelor of Science degree with dual majors in Finance and Political Science. Mr. Porter was selected by our Board to serve as a director based on his expertise in public companies, capital markets, and his accounting and financial background. Mr. Porter is a member of our Compensation Committee and our Governance Committee as well as our Sustainability Committee.

Andrea Wong Age: 54 Director Since: August 2017
Ms. Wong has served as a member of our Board since August 2017. Ms. Wong also serves on the boards of Liberty Media Corporation, Qurate Retail Group, Oaktree Acquisition II Corporation and previously served on the board of the Hudson’s Bay Company. She is a Governor of the British Film Institute and a Trustee of the Royal Academy of Arts. Ms. Wong was most recently President, International Production for Sony Pictures Television and President, International for Sony Pictures Entertainment based in London. She oversaw Sony Pictures Television’s 18 overseas production companies, creating nearly 1,300 hours of entertainment around the world each year. Among her many achievements in this role, Ms. Wong brought The Crown to Sony, winner of Golden Globes for Best Drama Television Series and numerous other accolades. As President, International for Sony Pictures Entertainment, Ms. Wong guided the company on matters impacting international production and championed the studio’s interests abroad. Previously, Ms. Wong served as President and CEO of Lifetime Networks where she oversaw the operations of Lifetime Television, Lifetime Movie Network, Lifetime Real Women, and Lifetime Digital, including programming, marketing, advertising sales, affiliate sales, public affairs, business and legal affairs, strategic planning, operations and research. Prior to that, Ms. Wong was Executive Vice President, Alternative Programming, Specials and Late Night at ABC where she developed shows such as The Bachelor, the U.S. version of Dancing with the Stars and the Emmy-award winning Extreme Makeover: Home Edition. Ms. Wong graduated from MIT with a degree in electrical engineering and received a MBA from Stanford University. She is a Henry Crown Fellow at the Aspen Institute and serves on the Stanford Graduate School of Business Advisory Council. Ms. Wong was selected by our Board to serve as a director based on her experience in the media and entertainment industry. Ms. Wong is a member of our Governance Committee.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
PROPOSAL NO. 2—APPROVAL OF SECOND AMENDED AND RESTATED 2010 INCENTIVE AWARD PLAN
BACKGROUND
On March 18, 2021, our Board adopted, subject to stockholder approval, the Second Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (the “Amended Plan”), which makes the following material changes to the prior Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (the “Prior Plan”):
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Removes the Prior Plan’s “fungible stock plan feature”, such that all award types granted on or after the effective date of the Amended Plan will reduce the share reserve by one share;

•
Increases the number of shares of common stock available for issuance under the Amended Plan by 5,000,000 shares, and increases the number of shares which may be granted as incentive stock options under the Amended Plan by 5,000,000 shares;

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Clarifies the treatment of performance-based awards upon a change in control of the Company;

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Extends the right to grant awards under the Amended Plan through March 18, 2031;

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Amends the definition of eligible consultants to include any individual or entity that qualifies as a consultant under the Form S-8 rules; and

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Removes certain provisions from the Amended Plan which were otherwise required for awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”) prior to its repeal under the Tax Cuts and Jobs Act of 2017.

If the Amended Plan is approved, it will become effective on the date of this annual meeting.
A copy of the Amended Plan is included as Appendix B to this proxy statement.
PROPOSED SHARE RESERVE INCREASE
We are asking our stockholders to approve the Amended Plan because we believe the availability of an adequate reserve of shares under an incentive compensation plan is important to our continued growth and success. The purpose of the Amended Plan is to assist us in attracting, motivating and retaining selected individuals who serve as our employees, directors and consultants, whose judgment, interest and special effort is critical to the successful conduct of our operation. We believe that the awards to be issued under the Amended Plan will motivate recipients to offer their maximum effort to us and help focus them on the creation of long-term value consistent with the interests of our stockholders. We believe that grants of incentive awards are necessary to enable us to continue to attract and retain top talent; if the Amended Plan is not approved, we believe our recruitment and retention capabilities will be adversely affected.
SHARES AVAILABLE FOR ISSUANCE
The Amended Plan increases the number of shares of our common stock available for issuance under the Amended Plan by 5,000,000 shares. As of March 18, 2021, there were 253,063 shares remaining available for future grants under the Prior Plan. By increasing the reserved shares, we will be able to continue to use equity awards to attract, retain and motivate employees. We believe that having an incentive compensation plan in place with a sufficient number of shares is critical to our ability to attract, retain and motivate employees in a highly competitive marketplace and ensure that our executive compensation program is structured in a manner that aligns the executives’ interests with our success. If our stockholders approve this increase in the shares for grants under the Amended Plan, we

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
anticipate we will have sufficient shares to provide equity awards to attract, retain and motivate employees for approximately the next three to four years.
As of March 18, 2021, there were 150,760,144 shares of common stock outstanding (not including unvested restricted common stock), 830,655 operating partnership units outstanding (not including profits interest units granted under the Prior Plan) and 550,969 common units outstanding. Also as of March 18, 2021, an aggregate of (i) 189,269 shares of unvested restricted common stock granted under the Prior Plan were outstanding, (ii) an aggregate of 687,913 unvested restricted stock units granted under the Prior Plan (with performance-based restricted stock units calculated at “maximum” levels) were outstanding that had not yet been earned, (iii) an aggregate of 1,869,332 unvested restricted operating partnership units granted under the Prior Plan (with performance-based operating partnership units calculated at “maximum” levels) were outstanding that had not yet been earned and (iv) an aggregate of 817,812 shares (including profits interest units) were unearned and reserved for future issuance under the 2019 OPP pursuant to the Prior Plan (assuming the maximum award is earned and based on the closing stock price of  $28.04 March 18, 2021).
BURN RATE
The following table sets forth information regarding historical awards granted and earned for the period 2018 through 2020, and the corresponding burn rate, which is defined as the number of shares subject to stock awards granted (or, for awards subject to performance-based vesting, earned) in a fiscal year divided by the weighted average common shares outstanding for that fiscal year, for each of the last three fiscal years:
Year	Time-Based Full-Value Awards Granted	Performance- Based Full-Value Awards Earned	Total Full- Value Awards Granted or Earned(1)	Burn Rate Conversion Factor(2)	Total Granted or Earned = Adjusted Full- Value Shares(3)	Weighted Average Common Shares Outstanding	Current Burn Rate(4)
2020	861,059	115,698	976,757	2.0	1,953,514	153,126,027	1.28%
2019	474,723	508,035	982,758	2.0	1,965,516	154,404,427	1.27%
2018	509,106	0	509,106	2.0	1,018,212	155,445,247	0.66%
						3-Year Average	1.07%

(1)
Total full-value awards granted is the sum of time-based awards granted during each fiscal year and performance-based full-value shares earned each fiscal year (regardless if the settlement of such earned shares was in the following year).

(2)
Burn Rate Conversion Factor assumes ISS’ multiplier based on the Company’s annual stock price volatility, which is 2.0.

(3)
Adjusted full-value shares are calculated by multiplying the total full-value shares granted by the burn rate conversion factor.

(4)
The current burn rate is equal to the adjusted full-value shares as a percentage of the weighted average common shares outstanding.

REASONS FOR AND THE DETERMINATION OF SHARE RESERVE UNDER THE AMENDED PLAN
In its determination to approve the Amended Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which we believe is a primary incentive and retention mechanism for its employees, directors and consultants. In determining the number of shares by which to increase the reserve under the Amended Plan, the Board reviewed the Compensation Committee’s recommendations, which were based on an analysis prepared by and recommendations of FPL Associates L.P., the Compensation Committee’s independent compensation consultant (“FPL”).

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
This review included a consideration of the following key metrics, factors and philosophies:
Reasonable Plan Cost
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Permits continued alignment of interests through use of equity compensation

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Reasonable number of additional shares requested: 5,000,000

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Awards would not have a substantially dilutive effect (issuance of all awards is less than 3.5% of shares outstanding)

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Estimated duration of three to four years

Responsible Grant Practices
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1.07% three-year average burn rate is well below the ISS industry standard of 2.15%

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All equity awards vest over a period of at least three years, plus, for certain executive officers, a mandatory holding period of two or three years following vesting on time-based restricted stock awards and two years following vesting on any earned 2019 OPP awards or Performance Units

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Robust performance-based hurdles used for OPP, performance-based restricted stock units and Performance Units

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Robust stock ownership guidelines

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Clawback policy that applies to all executive officers and authorizes recovery of gains from equity awards in the event of certain financial restatements

Stockholder-Friendly Plan Features
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No single-trigger change in control vesting acceleration, except for earned performance awards

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No repricing permitted without stockholder approval

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No cash buyouts of stock options without stockholder approval

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Discloses vesting treatment for outstanding time- and performance-based awards upon a change in control

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Stockholder approval required to increase the share reserve (i.e., no “evergreen” feature)

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.
If the stockholders approve this Proposal 2, then under the Amended Plan we will be authorized to issue an additional 5,000,000 shares in addition to the remaining number of shares available as of the effective date of the Amended Plan. As of March 18, 2021, 253,063 shares remained available for future grant under the Prior Plan.
The maximum aggregate number of shares that may be granted as incentive stock options under the Amended Plan following the effective date of the Amended Plan pursuant to Section 422 of the Code is 20,000,000.
In light of the factors described above, the Board believes this number represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders.
STOCKHOLDER APPROVAL
If stockholders do not approve this Proposal 2, then the proposed additional shares will not become available for issuance and the original terms of the Prior Plan as currently in place will continue in full force and effect.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
The material terms of the Amended Plan are summarized below and qualified in their entirety by reference to the Amended Plan attached as Appendix B to this proxy statement.
MATERIAL TERMS OF THE AMENDED PLAN
Eligibility and Administration
Our employees, consultants and non-employee directors, and employees, consultants and non-employee directors of our operating partnership and our respective subsidiaries are eligible to receive awards under the Amended Plan. Currently, approximately 377 employees and 10 non-employee directors are eligible to participate in the Amended Plan.
The Amended Plan is administered by our Board with respect to awards to non-employee directors and by the Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator), subject to certain limitations that may be imposed under Section 16 of the Securities Exchange Act of 1934 and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Amended Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the Amended Plan, including any vesting and vesting acceleration conditions.
Limitation on Awards and Shares Available
As of March 18, 2021, there were 253,063 shares available for grant under the Prior Plan (assuming the maximum value is earned under the 2019 OPP awards, outstanding Performance Unit awards and performance-based restricted stock unit awards). If this Proposal 2 is approved, then an additional 5,000,000 shares will be available for issuance under awards granted pursuant to the Amended Plan (i.e., in addition to the remaining number of shares available as of the effective date of the Amended Plan).
Shares issued pursuant to the Amended Plan may be authorized but unissued shares or shares purchased in the open market.
If, on or after the effective date of the Amended Plan, an award is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Amended Plan. Shares that again become available for issuance in accordance with the foregoing will be added back to the share limit on a 1:1 basis (and without regard to the fungible unit mechanics contained in the Prior Plan).
However, the following shares may not be used again for grant under the Amended Plan: (i) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award, (ii) shares subject to a stock appreciation right, or SAR, that are not issued in connection with the stock settlement of the SAR on its exercise, and (iii) shares purchased on the open market with the cash proceeds from the exercise of options.
Awards granted under the Amended Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Amended Plan. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended Plan during any calendar year is 1,500,000 and the maximum amount that may be paid under a cash award pursuant to the Amended Plan to any one participant during any calendar year period is $10,000,000.
Additionally, the maximum aggregate cash compensation and grant-date value of equity-based awards which may be granted to a non-employee director under the Amended Plan in any calendar year is $500,000 (the “Director Limit”).
Awards
The Amended Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs,

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
performance shares, other incentive awards, profits interest units and SARs. Certain awards under the Amended Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards will generally be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.
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Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

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Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

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Restricted Stock, RSUs and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a number of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions that may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

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Stock Payments, Other Incentive Awards and Profits Interest Units. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Profits interest units are awards of units of our operating partnership intended to constitute “profits interests” within the meaning of the relevant Internal Revenue Service Revenue Procedure guidance, which may be convertible into shares of our common stock pursuant to our partnership agreement.

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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents typically are credited as of dividend record or payment dates during the period between the date an award is granted and the date such award terminates or expires, as determined by the plan administrator.

Performance Awards
Performance awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or such other criteria established by the plan administrator. Performance

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
awards may be granted in the form of a cash bonus. For purposes of the Amended Plan, one or more of the following performance criteria may include, but are not limited to: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of common stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects (including with respect to office portfolios); (xxii) market share; (xxiii) economic value; (xxiv) human capital management (including diversity and inclusion); and (xxv) environmental, social or governance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Amended Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals.
Certain Transactions
The plan administrator has broad discretion to take action under the Amended Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended Plan and outstanding awards. In the event of a change in control of our Company (as defined in the Amended Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity refuses to assume or substitute for all or some outstanding awards, then all such awards will vest in full (and for performance-based awards, vested at the greater of target or actual achievement, unless provided otherwise in an individual agreement) and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.
Foreign Participants, Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
Plan Amendment and Termination
Our Board may amend or terminate the Amended Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Amended Plan or the Director Limit, “reprices” any stock option or SAR or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No award may be granted pursuant to the Amended Plan after the tenth anniversary of the date on which our Board adopted the Amended Plan.
Additional REIT Restrictions
The Amended Plan provides that no participant will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, shares under an award if such acquisition would be prohibited by the restrictions on ownership and transfer of our stock contained in our charter or would impair our status as a REIT.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Federal Income Tax Consequences
The U.S. federal income tax consequences of the Amended Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.
Non-Qualified Stock Options
If a participant is granted a nonqualified stock option under the Amended Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.
Incentive Stock Options
A participant receiving incentive stock options should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the incentive stock option requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Other Awards
The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); profits interest units generally should not be taxable upon grant as long as the profits interest units only grant the participant the right to profits accruing after the date of grant and do not provide an interest in any capital of the operating partnership; restricted stock units, dividend equivalents, cash awards and other stock awards are generally subject to tax at the time of payment.
Excess Parachute Payments
Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
of awards under the Amended Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. The Amended Plan does not provide for any excise tax gross-ups.
Application of Section 409A of the Code
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock. The awards made pursuant to the Amended Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Amended Plan are not exempt from coverage. However, if the Amended Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.
New Plan Benefits
Except with respect to grants of restricted stock awards that will be awarded to each non-employee director, other than Richard B. Fried, serving on our Board on the date of this Annual Meeting in a number of shares determined by dividing $90,000 by the closing price of our common stock on the grant date, the number of awards that our NEOs, directors, other executive officers and other employees may receive under the Amended Plan in the future will be determined in the discretion of the Board or Compensation Committee, and neither the Board nor the Compensation Committee has made any determination to make future grants to any persons under the Amended Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Amended Plan, or the benefits that would have been received by such participants if the Amended Plan, as proposed to be amended and restated, had been in effect in the year ended December 31, 2020.
Plan Benefits
The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the Amended Plan through March 18, 2021. The per share market value of our stock on that date was $28.04.
Certain awards set forth in this table for the NEOs were granted in 2020 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2020 and therefore also are included in the Non-Employee Director Compensation Table set forth in this Proxy Statement and are not additional awards.
Name and Position	Restricted Stock (#)	Profits Interest Units (#)(1)	Restricted Stock Units (#)	Outperformance Awards (#)(2)
NEOs:
Victor J. Coleman	908,529	987,742	—	795,700
Mark T. Lammas	321,292	401,164	—	435,732
Harout Diramerian	67,540	117,842	—	136,753
Alexander Vouvalides(3)	206,237	77,562	—	192,832
Joshua Hatfield(3)	45,967	55,296	—	48,963
All Current Executive Officers as a Group	2,336,056	2,197,687	442,399	2,746,598

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Name and Position	Restricted Stock (#)	Profits Interest Units (#)(1)	Restricted Stock Units (#)	Outperformance Awards (#)(2)
All Current Non-Executive Directors as a Group	326,840	17,401	—	—
Current Director Nominees:
Theodore R. Antenucci	38,653	3,299	—	—
Karen Brodkin	1,493	—	—	—
Richard B. Fried	36,215	3,406	—	—
Jonathan M. Glaser	65,362	—	—	—
Robert L. Harris II	19,747	1,543	—	—
Christy Haubegger	7,414	—	—	—
Mark D. Linehan	42,671	2,874	—	—
Barry A. Porter	65,031	—	—	—
Andrea Wong	11,601	3,086	—	—
Each Associate of any Such Directors, NEOs or Nominees	—	—	—	—
Each Other Person who Received or are to Receive 5% of Such Options or Rights	170,369	126,030	—	258,189
All Employees, Including all Current Officers who are not Executive Officers, as a Group	2,608,019	2,197,687	570,193	2,746,598
(1) Includes both time-vesting profits interest units and Performance Units in our operating partnership.
(2) The number of units in our operating partnership subject to outstanding 2019 OPP awards is estimated by assuming the maximum bonus pool is achieved, multiplying the holder’s participation interest in the applicable OPP bonus pool by such maximum bonus pool.
(3) Effective February 7, 2021, Mr. Vouvalides resigned from his position as Chief Operating Officer and Chief Investment Officer and Mr. Hatfield resigned from his position as Executive Vice President, Operations. In connection with their resignations, each forfeited certain awards disclosed herein. Each is expected to continue to serve as a consultant to the Company for a period of up to three months.
RECOMMENDATION
Adoption of the Amended Plan requires approval by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, in person or by proxy, and entitled to vote on the proposal. The following resolution will be submitted for stockholder approval at the 2021 Annual Meeting of Stockholders:
“RESOLVED, that the stockholders of Hudson Pacific Properties, Inc. approve the adoption of the SECOND AMENDED AND RESTATED HUDSON PACIFIC PROPERTIES, INC. AND HUDSON PACIFIC PROPERTIES, L.P. 2010 INCENTIVE AWARD PLAN.”

The Board unanimously recommends that you vote “FOR” the approval of the adoption of the Second Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2021. During 2020, Ernst & Young LLP served as our independent registered public accounting firm and reported on our consolidated financial statements for that year.
We expect that representatives of Ernst & Young LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If Ernst & Young LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of another independent registered accounting firm. The Audit Committee may terminate Ernst & Young LLP’s engagement as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination appropriate.
The Board unanimously recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
PROPOSAL NO. 4—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)
BACKGROUND
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement. Our Board has decided that we will hold an annual advisory vote to approve the compensation of NEOs, or Say-on-Pay Proposal, in light of the fact that a substantial majority of the votes cast at our annual stockholders’ meeting held in June 2017 were voted in favor of holding an annual advisory vote.
We have always believed that our executive compensation program emphasizes pay-for-performance and aligns our executives’ interests with those of our stockholders. A significant portion of our executives’ cash compensation is variable, at risk and tied to the short-term success of the Company. In addition, our long-term equity award program has been and continues to be a substantial component of our executive compensation program, and annual restricted stock and multi-year performance awards motivate our executives to lead the Company to achieve long-term financial goals that are expected to result in increased stockholder value.
We believe that our executive compensation program is designed to enable us to attract, motivate and retain executive talent, who are critical to our success. In addition, our executive compensation program is intended to link significant components of our compensation program to the achievement of corporate and individual performance objectives in order to focus our executives’ efforts on building stockholder value, thereby aligning their interests with those of our stockholders.
We encourage our stockholders to review the “Compensation Discussion & Analysis” section as well as tabular and other disclosures in this Proxy Statement for more information.
RECOMMENDATION
As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our NEOs. Accordingly, the following resolution will be submitted for stockholder approval at the 2021 Annual Meeting of Stockholders:
“RESOLVED, that the stockholders of Hudson Pacific Properties, Inc. approve, on an advisory basis, the 2020 compensation of Hudson Pacific Properties, Inc.’s Named Executive Officers as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Hudson Pacific Properties, Inc.’s Proxy Statement for the 2021 Annual Meeting of Stockholders.”
The Board unanimously recommends that you vote “FOR” the advisory approval of the compensation of our NEOs for the fiscal year ended December 31, 2020, as more fully disclosed in this Proxy Statement.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
CORPORATE GOVERNANCE
BOARD LEADERSHIP AND STRUCTURE
Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our Board understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may differ depending on the size, industry, operations, history and culture of a company.
Our Board currently believes that our existing leadership structure—under which our Chief Executive Officer serves as Chairman of the Board and the Lead Independent Director assumes specific responsibilities on behalf of the independent directors—is effective, provides the appropriate balance of authority between those who oversee the Company and those who manage it on a day-to-day basis, and achieves the optimal governance model for us and for our stockholders. Mr. Coleman’s knowledge of the issues, opportunities and risks facing us, our business and our industry renders him best positioned among our directors to fulfill the Chairman’s responsibility to develop agendas that focus the time and attention of our Board on the most critical matters. Effective January 1, 2021, the independent members of our Board selected Mr. Harris to serve as Lead Independent Director, whose specific responsibilities include presiding over portions of regularly scheduled meetings at which only our independent directors are present, serving as a liaison between the Chairman and the independent directors, and performing such additional duties as our Board may otherwise determine and delegate.
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
•
our Board is not staggered, with each of our directors subject to election annually;

•
of the eleven persons who currently serve on our Board, our Board has determined that ten, or 91%, of our directors satisfy the independence standards of the NYSE Listed Company Manual and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act;

•
at least one of our directors qualifies as an “Audit Committee Financial Expert” under applicable SEC rules and all committee members are independent under applicable NYSE and SEC rules for committee membership;

•
our Bylaws provide that our directors are elected by a majority voting standard in uncontested elections of directors;

•
we have opted out of the control share acquisition statute in the Maryland General Corporation Law, or the MGCL, and have exempted from the business combination provisions of the MGCL any business combination that is first approved by our Board, including a majority of our disinterested directors;

•
we do not have a stockholder rights plan;

•
we prohibit executives and directors from pledging or hedging our securities; and

•
we maintain stock ownership guidelines pursuant to which our NEOs are required to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary; currently all of our NEOs have met their ownership guidelines with the exception of our new NEO who has four years to become compliant.

Our Governance Committee regularly reviews our corporate governance posture in light of evolving trends in governance and stockholder rights, and makes recommendations to our Board. On December 3, 2020, Ms. Brodkin was appointed to our Board as a director and her term commenced January 1, 2021.
The son of Mr. Harris, our Lead Independent Director, is employed by the Company in our acquisitions department. The Governance Committee considered this factor in evaluating Mr. Harris’ independence, and determined that this relationship does not affect his ability to serve as an independent director or our Lead Independent Director.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
The son of Mr. Coleman, our CEO and Chairman of the Board, is also employed by the Company in our acquisitions department.
Our directors stay informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from three of its standing committees, the Audit Committee, the Governance Committee and the Compensation Committee, each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS
Our non-management directors meet without management present each time the full Board convenes for a regularly scheduled meeting. If the Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. Richard A. Harris II, our Lead Independent Director, presides over executive sessions of the Board.
BOARD MEETINGS AND ATTENDANCE
The Board held six regularly scheduled and special meetings during 2020 to review significant developments, engage in strategic planning and act on matters requiring Board approval. All of our incumbent directors attended or participated in an aggregate of at least 75 percent of the Board meetings, and the meetings of committees on which he or she served, during the period that he or she served in 2020.
While the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, the Board strongly encourages all directors to make attendance at all annual meetings of stockholders a priority. All of our directors attended our 2020 virtual annual meeting of stockholders via webcast.
BOARD COMMITTEES
Our Board has established five standing committees: an Audit Committee, a Compensation Committee, a Governance Committee, an Investment Committee and a Sustainability Committee. The principal functions of each committee are briefly described below. We comply with the listing requirements of the NYSE, as amended or modified from time to time, and applicable SEC rules with respect to each of these committees, and each of these committees consists exclusively of independent directors. Our Board may from time to time establish other committees to facilitate the management of our Company.
The Audit Committee, Compensation Committee and Governance Committee charters are available on the Corporate Governance page of the Investors section on our Website at www.HudsonPacificProperties.com.
AUDIT COMMITTEE
Our Audit Committee consists of three of our independent directors. We have determined that the Chairperson of our Audit Committee qualifies as an “Audit Committee Financial Expert” as that term is defined by the applicable SEC rules and NYSE corporate governance listing standards. Our Board has determined that each of the Audit

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:
•
our accounting and financial reporting processes;

•
the integrity of our consolidated financial statements and financial reporting process;

•
our systems of disclosure controls and procedures and internal control over financial reporting;

•
our compliance with financial, legal and regulatory requirements;

•
the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•
the performance of our internal audit function; and

•
our overall risk profile.

The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual Proxy Statement. Mr. Linehan is Chairperson, as well as our Audit Committee Financial Expert, and Messrs. Antenucci and Glaser are members of the Audit Committee. During 2020, the Audit Committee met a total of five times.
Audit Committee Financial Experts
Our Board has determined that Mr. Linehan qualifies as an “Audit Committee Financial Expert,” as this term has been defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K. Messrs. Linehan, Antenucci and Glaser were each determined by our Board to be “financially literate” in accordance with SEC rules, including based on their prior experience: Mr. Antenucci has a Bachelor of Arts degree in Business Economics, and Mr. Glaser has extensive experience in financial oversight.
Our Board determined that Mr. Linehan qualifies as an “Audit Committee Financial Expert” as a result of the following relevant experience, which forms of experience are not listed in any order of importance and were not assigned any relative weights or values by our Board in making such determination:
•
Mr. Linehan received a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara;

•
Mr. Linehan is a Certified Public Accountant;

•
Mr. Linehan was previously employed by Kenneth Leventhal & Co. (now Ernst & Young LLP), a Los Angeles-based public accounting firm; and

•
Mr. Linehan has served as President and Chief Executive Officer of Wynmark Company since he founded the company in 1993.

COMPENSATION COMMITTEE
The Compensation Committee consists of three of our independent directors. We adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our Proxy Statement and annual report disclosure requirements;

•
producing a report on executive compensation to be included in our annual Proxy Statement;

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors; and

•
considering the independence of its compensation advisers.

The Compensation Committee may delegate its responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has delegated authority to our Chief Executive Officer to grant to certain employees equity awards under the Company’s Amended and Restated 2010 Incentive Award Plan, or the 2010 Plan. Mr. Fried is Chairperson and Messrs. Harris and Porter are members of the Compensation Committee. During 2020, the Compensation Committee met two times, and acted by unanimous consent on two occasions.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Our Governance Committee consists of three of our independent directors. We adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Governance Committee, including:
•
identifying and recommending to the full Board qualified candidates for election as directors to fill vacancies on the Board and recommending nominees for election as directors at the annual meeting of stockholders;

•
developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•
reviewing and making recommendations on matters involving the general operation of the Board, including Board size and composition, and committee composition and structure;

•
recommending to the Board nominees for each committee of the Board;

•
annually facilitating the assessment of the Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•
overseeing the Board’s evaluation of the performance of management.

Mr. Moran is Chairperson and Mr. Porter and Ms. Wong are members of the Governance Committee. During 2020, our Governance Committee held two meetings. It is anticipated that, effective as of the date of the Annual Meeting, the following changes will be made to the composition of the Governance Committee: (i) Mr. Moran, upon his retirement from the Board, will no longer serve as a member or Chairperson of the Governance Committee, (iii) Ms. Wong will succeed Mr. Moran as Chairperson of the Governance Committee, and (iii) Ms. Brodkin will be added as a member.
INVESTMENT COMMITTEE
Our Investment Committee consists of three of our independent directors. The Investment Committee is tasked with reviewing and recommending acquisition strategies to the full Board and approving the acquisition of certain assets with a purchase price above $150,000,000 and up to the dollar thresholds set by the Board. The Investment Committee may also review and make recommendations to the full Board on acquisition and investment transactions that exceed the Investment Committee’s approval authority.
Messrs. Antenucci, Fried, and Linehan are members of the Investment Committee. During 2020, our Investment Committee held one meeting.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
SUSTAINABILITY COMMITTEE
Our Sustainability Committee is responsible for providing oversight and strategic direction for our corporate responsibility program and advises our SVP, Sustainability and Social Impact, on key initiatives and goals. The Sustainability Committee consists of our CEO, Ms. Haubegger and Mr. Porter. Ms. Haubegger is Chairwoman.
During 2020, our Sustainability Committee held two meetings.
DIRECTOR COMPENSATION
Our Board has approved a compensation program for our non-employee directors, or Director Compensation Program, which governed our 2020 non-employee director compensation. This program is intended to appropriately compensate our directors for the time and effort necessary to serve on the Board.
2020 DIRECTOR COMPENSATION PROGRAM
The 2020 Director Compensation Program consists of the components listed below:
Annual Cash Retainer(1)	$65,000
Additional Cash Retainers(1):
Lead Independent Director	$25,000
Chair of the Audit Committee	$25,000
Chair of the Compensation Committee	$15,000
Chair of the Governance Committee	$10,000
Member of the Audit Committee	$12,500
Member of the Compensation Committee	$7,500
Member of the Governance Committee	$7,500
Annual equity award value(2)	$90,000

(1)
Paid in quarterly installments in arrears.

(2)
Valued on the date of grant and vests in three equal installments.

Non-employee directors are permitted to elect to receive up to 100% of their annual and/or committee cash retainers in a combination of cash and/or in the form of fully vested shares or fully vested LTIP units of our operating partnership, or LTIP Units, payable on a current or deferred basis. We also reimburse each of our non-employee directors for travel expenses incurred in connection with attendance at full Board and committee meetings.
In accordance with our 2010 Plan, the maximum aggregate value of cash compensation and equity-based awards granted to any non-employee director during any calendar year is $500,000.
In March 2021, our Board approved an increase to the cash retainer fee of the Chair of the Governance Committee to $12,500, as well as established a cash retainer fee of  $5,000 for members of the Sustainability Committee and a fee of  $7,500 for the Chair of the Sustainability Committee, in each case, effective as of April 1, 2021.
Ownership Guidelines
We have stock ownership guidelines for our non-employee directors, which require them to hold a number of shares of Company stock having a market value equal to or greater than four times their annual cash retainer. The non-employee directors subject to the guidelines have until December 31, 2021 to meet the stock ownership requirements, or in the case of a non-employee director who is newly subject to the guidelines, four years from the commencement of his or her election to the Board or from the date on which such director is deemed independent. All of our directors are in compliance with these guidelines.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
2020 NON-EMPLOYEE DIRECTOR COMPENSATION
The following table provides additional detail regarding the 2020 compensation of our non-employee directors:
NAME(1)	FEE PAID IN CASH ($)(2)	STOCK AWARDS ($)(3)	TOTAL ($)
Theodore R. Antenucci	77,500(4)	90,000	167,500
Richard B. Fried	80,000(4)	90,000	170,000
Jonathan M. Glaser	77,500(5)	90,000	167,500
Robert L. Harris II	72,500(4)	90,000	162,500
Mark D. Linehan	90,000(4)	90,000	180,000
Robert M. Moran, Jr.(6)	75,000(4)	90,000	165,000
Christy Haubegger	35,750	90,000	125,750
Barry A. Porter	105,000(5)	90,000	195,000
Andrea Wong	72,500(4)	90,000	162,500

(1)
Mr. Coleman, our CEO, is not included in this table as he was an employee of the Company in 2020 and did not receive compensation for his services as a director. All compensation paid to Mr. Coleman for the services he provided to us in 2020 is reflected in the Summary Compensation Table.

(2)
Reflects cash retainer fees actually paid in 2020.

(3)
Each non-employee director serving on our Board on May 20, 2020, the date of our 2020 Annual Meeting of Stockholders, received a grant of restricted stock valued at $90,000 on the grant date, with the number of shares determined by dividing $90,000 by the closing price of our common stock on the grant date. Each restricted stock award will vest, and the restrictions thereon will lapse, in three equal annual installments on each of the first three anniversaries of May 20, 2020, subject to continued service on our Board through the applicable vesting dates. Amounts reflect the full grant-date fair value of restricted stock awards granted with respect to services performed in 2020 computed in accordance with ASC Topic 718, Compensation—Stock Compensation, or ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock awards made to directors in Notes 2 and 9 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 22, 2021. As of December 31, 2020, Messrs. Antenucci, Fried, Glaser, Harris, Linehan, Moran, and Porter and Ms. Wong each held 6,893 shares of our restricted common stock and Ms. Haubegger held 6,190 shares of our restricted common stock.

(4)
Messrs. Antenucci, Fried, Harris, Linehan, Moran and Wong each elected to receive 100%, 100%, 50%, 75%, 100% and 100%, respectively, of their annual and committee cash retainers in fully vested LTIP Units having an equal value (as of the grant date) to the amount otherwise payable in cash.

(5)
Pursuant to our Director Stock Plan, Messrs. Glaser and Porter elected to receive, on a non-deferred basis, all of their non-committee cash retainer fees earned in 2020 in the form of fully vested shares of our common stock having an equal value (as of the grant date) to the amount otherwise payable in cash.

(6)
Mr. Moran’s term expires on the date of the Annual Meeting, and he will not stand for re-election at the Annual Meeting. In connection with the termination of his service as a director, the Board decided to accelerate the vesting of his unvested restricted stock awards, effective as of the date of the Annual Meeting.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
NOMINATION PROCESS FOR DIRECTOR CANDIDATES
The Governance Committee is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The Governance Committee is governed by a written charter, a copy of which is published on the Corporate Governance page of the Investors section of our Website at www.HudsonPacificProperties.com.
The Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Governance Committee initiates a search. As a part of the search process, the Governance Committee may consult with other directors and members of senior management, and may hire a search firm to assist in identifying and evaluating potential candidates.
When considering a candidate, the Governance Committee reviews the candidate’s experiences, skills and characteristics and perspectives including a diversity of viewpoint, background experience or other demographics. The Governance Committee also considers whether a potential candidate would otherwise qualify for membership on the Board, and whether the potential candidate would likely satisfy the independence requirements of the NYSE as described below.
Pursuant to our employment agreement with Mr. Coleman discussed below under “Compensation Discussion and Analysis—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2020 Table—Employment Agreements,” we are required to nominate Mr. Coleman for election as a director during his employment term. Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent, analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. Other factors include having members with various and relevant career experience and technical skills, and having a Board that is, as a whole, diverse. Where appropriate, we will conduct a criminal and background check on the candidate. In addition, at least a majority of the Board must be independent as determined by the Board under the guidelines of the NYSE listing standards, and at least one member of the Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, as defined by the rules of the SEC.
All potential candidates are interviewed by our Chief Executive Officer and Chairman of the Board and our Governance Committee Chairperson, and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the General Counsel conducts a review of the director questionnaire submitted by the candidate and, as appropriate, a background and reference check is conducted. The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election as directors. The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.
Stockholders may recommend candidates to our Board. Any recommendation should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a Proxy Statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. All recommendations for nomination received by the Corporate Secretary will be presented to the Governance Committee for its consideration. See “Communications with the Board” for more information.
CONSIDERATION OF BOARD DIVERSITY
The Company is committed to diversity and recognizes the benefits of having a diverse Board of Directors. We view increasing diversity at the Board level as essential to maintaining our competitive advantage and supporting the attainment of our strategic objectives. Not only does diversity promote the inclusion of different perspectives and

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
ideas, and ensure that the Company has the opportunity to benefit from all available talent, but having a diverse Board also makes prudent business sense and makes for better corporate governance. We believe that a truly diverse Board will include and make good use of differences in the skills, regional and industry experience, background, race, gender, cultural and other distinctions between directors. These differences are considered in determining the optimum composition of our Board. All Board appointments are based on merit, in the context of the skills, experience, independence and knowledge which the Board as a whole requires to be effective. The Company’s Nominating and Corporate Governance Committee regularly reviews and assesses Board composition on behalf of the Board and recommends the appointment of new directors.
In early 2016, the Nominating and Corporate Governance Committee resolved to strengthen its commitment to diversity by seeking to identify qualified female candidates for appointment. Since then, three independent female directors have been added to our Board, well in advance of state law requirements regarding female representation, positioning Hudson Pacific ahead of most peers in this category. The Company is striving to achieve other types of diversity, namely of underrepresented communities. We currently have two directors who fall into this category.
The Company will continue to ensure that its commitment to diversity is effectively implemented by annually reviewing and assessing the size, composition and operation of the Board, annually considering the recommendation of candidates for appointment or nomination to the Board based upon an assessment of the independence, skills, qualifications and experience of potential candidates and, when required, engaging qualified external advisors to assist the Board of Directors in conducting a search for candidates who meet the Board’s skills and diversity criteria. The Board will routinely assess whether the Board is composed of appropriately qualified members with a broad range of expertise relevant to the Company’s business.
COMMUNICATIONS WITH THE BOARD
The Board welcomes communications from stockholders. Stockholders and other interested parties may write to the entire Board or any of its members at Hudson Pacific Properties, Inc., c/o Kay L. Tidwell, Executive Vice President, General Counsel, Chief Risk Officer and Secretary, 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025. Stockholders and other interested parties also may e-mail the Chairperson, the entire Board or any of its members c/o kay@hudsonppi.com. The Board may not be able to respond to all stockholder inquiries directly. Therefore, the Board has developed a process to assist it with managing inquiries.
The General Counsel will perform a legal review in the normal discharge of her duties to ensure that communications forwarded to the Chairperson, the Board or any of its members preserve the integrity of the process. While the Board oversees management, it does not participate in day-to-day management functions or business operations, and is not normally in the best position to respond to inquiries with respect to those matters. For example, items that are unrelated to the responsibilities of the Board such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, résumés and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Chairperson or any other director. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Chairperson or any other director and will not be retained.
Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to the Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence will be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department. If a response on behalf of the Board is appropriate, management gathers any information and documentation necessary for answering the inquiry and provide the information and documentation as well as a proposed response to the appropriate directors. We also may attempt to communicate with the stockholder or interested party for any necessary clarification. Our General Counsel (or her designee) reviews and approves responses on behalf of the Board in consultation with the applicable director, as appropriate.
Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. Nevertheless, the Board considers stockholder questions and comments important, and endeavors to respond promptly and appropriately.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
CODE OF BUSINESS CONDUCT AND ETHICS
Our Board established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•
compliance with applicable governmental laws, rules and regulations;

•
prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the Code of Business Conduct and Ethics; and

•
accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.
The Audit Committee, Compensation Committee and Governance Committee charters, along with the Code of Business Conduct and Ethics and Corporate Governance Guidelines, are available on the Corporate Governance page of the Investors section of our Website at www.HudsonPacificProperties.com. In addition, these documents also are available in print to any stockholder who requests a copy from our Investor Relations Department at Hudson Pacific Properties, Inc., 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025, or by email at IR@hudsonppi.com. In accordance with the Corporate Governance Guidelines, the Board and each of the Compensation Committee, Audit Committee and Governance Committee conduct an annual performance self-assessment with the purpose of increasing effectiveness of the Board and its committees. (The Company’s Website address provided above and elsewhere in this Proxy Statement is not intended to function as a hyperlink, and the information on the Company’s Website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.)
CORPORATE RESPONSIBILITY
BETTER BLUEPRINTTM
Our ESG platform, Better BlueprintTM, brings to life our vision of vibrant, thriving urban spaces and places built for the long term. Its principles and objectives provide a common thread that authentically guides our work and relations with tenants, employees, investors and partners. Through this program, we aim to foster the growth of sustainable, healthy and equitable cities—vibrant cities, today and in the future.
With the launch of Better BlueprintTM, we announced the below bold goals in each of our focus areas, and we are proud to report significant progress on all fronts. In 2020, we achieved our carbon goal five years ahead of schedule. Our properties all comply with the design and operational requirements outlined in our Healthy Building Checklist, including several new items added after the onset of the COVID-19 pandemic. We also donated over $1 million dollars, meeting our goal of donating at least 1% of net earnings annually to charitable causes.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Sustainable
We are committed to leadership in sustainability—whether designing a new property, reimagining a dated building, or managing our existing portfolio. Our sustainability initiatives focus specifically on carbon and energy and waste and water. In 2020, we met our goal to achieve net zero carbon across operations and achieved this five years ahead of schedule, making us one of the first large real estate organizations in the world to go fully carbon neutral. While we continue to reduce our energy use through innovative, tech-enabled solutions, we are also focused on reducing the carbon embodied in our building materials like steel and concrete and achieving our goal to be net zero waste by 2025.
Healthy
We aim to set our properties apart by providing safe environments that promote wellness and resilience for our employees, tenants and neighbors. Our healthy buildings initiatives focus specifically on Building Design and Operations and Community Engagement. We are a Fitwel Champion, committed to the healthy building principles outlined in Fitwel’s evidence-based certification framework developed in partnership with the U.S. Centers for Disease Control, and we were one of the first major North American landlords to achieve portfolio-wide certification under Fitwel’s Viral Response Module (“VRM”). We also have developed a comprehensive Healthy Building Checklist, which our entire in-service office portfolio will meet by 2025.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Equitable
We seek to create and cultivate communities that champion diversity and inclusivity and afford ample opportunity for everyone to succeed. Our equity and inclusion initiatives focus specifically on workplace opportunity and homelessness and housing. We offer a highly competitive approach to compensation, benefits, workplace and culture, and we have an established diversity, equity and inclusion (“DEI”) program focused both internally and externally. Our employees are actively engaged in their communities, and as a company we are committed to donating at least 1% of net earnings annually to charitable causes.
For more information on our corporate responsibility initiatives, please visit www.HudsonPacificProperties.com/Responsibility to view our full Sustainability Policy, as well as our Corporate Responsibility Report.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
AUDIT AND NON-AUDIT FEES
AUDIT COMMITTEE PRE-APPROVAL POLICY
The Audit Committee’s policy is to pre-approve all significant audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Ernst & Young LLP’s fees for the fiscal years ended December 31, 2020 and 2019 were as follows (in thousands):
	FISCAL YEAR ENDED DECEMBER 31,
	2020 ($)	2019 ($)
Audit Fees	1,384	1,421
Audit-related fees	50	—
Tax Fees	1,344	1,107
Total Fees	2,778	2,528
A description of the types of services provided in each category is as follows:
Audit Fees—Includes fees for professional services provided in connection with the audit of the Company’s annual financial statements, review of the quarterly financial statements included in the Company’s quarterly reports on Form 10-Q and other professional services in connection with the Company’s registration statements, securities offerings and audits of financial statements of subsidiaries.
Audit-Related Fees—Includes fees for professional services provided in connection with assurance services on sustainability disclosures.
Tax Fees—Includes recurring tax compliance (returns, E&P, etc.) and consultation on various items including cost segregation and transfer pricing.
All of the services performed by Ernst & Young LLP for the Company during 2020 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
AUDIT COMMITTEE REPORT
The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
Although the Audit Committee of the Board of Directors (the “Audit Committee”) oversees our financial reporting process on behalf of the Board of Directors (the “Board”) of Hudson Pacific Properties, Inc., a Maryland corporation, consistent with the Audit Committee’s written charter, management has the primary responsibility for preparation of our consolidated financial statements in accordance with generally accepted accounting principles and the reporting process, including disclosure controls and procedures and the system of internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management.
The Audit Committee has reviewed and discussed with management and our independent registered public accounting firm, Ernst & Young LLP, our December 31, 2020 audited financial statements. Prior to the commencement of the audit, the Audit Committee discussed with our management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.
In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standard 1301 (previously Auditing Standard No. 16), “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm its independence from us and considered the compatibility of non-audit services with its independence.
Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission.
AUDIT COMMITTEE
Mark D. Linehan
Theodore R. Antenucci
Jonathan M. Glaser

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
EXECUTIVE OFFICERS
Hudson Pacific Properties, Inc.’s executive officers are as follows:
NAME	AGE	POSITION
Victor J. Coleman	59	Chief Executive Officer and Chairman of the Board
Mark T. Lammas	55	President and Treasurer
Harout Diramerian	46	Chief Financial Officer
Alexander Vouvalides*	42	Former Chief Operating Officer and Chief Investment Officer
Joshua A. Hatfield*	48	Former Executive Vice President, Operations

*
Resigned effective February 7, 2021

The following section sets forth certain background information regarding the executive officers of Hudson Pacific Properties, Inc., excluding Victor J. Coleman, who is described on page 8 under “Proposal No. 1—Election of Directors”:
Mark T. Lammas serves as the Company’s President and Treasurer, and has previously served as our Chief Operating Officer and Chief Financial Officer. Prior to the formation of our Company, Mr. Lammas was a consultant to our predecessor, Hudson Capital, LLC, from September 2009. Before that time, Mr. Lammas was a Senior Vice President (from 1998 to 2005), then Executive Vice President (from 2006 to 2009) of Maguire Properties, Inc. where he principally oversaw finance and other transactional matters, since first joining that company as its General Counsel in 1998, then assuming other senior executive responsibilities after Maguire Properties went public on the NYSE in 2003. During his tenure, Mr. Lammas directed that company’s major capital market transactions, including corporate and asset financings and common and preferred equity offerings, acted as its principal liaison with institutional partners, and was responsible for compliance with corporate financial covenants and the accuracy of all financial reports and public disclosures. Prior to joining Maguire Properties in 1998, Mr. Lammas was an attorney with Cox, Castle & Nicholson LLP, where he specialized in representing developers, institutional investors and pension funds in their acquisition, development, financing, investing, and entity structuring and restructuring activities. Mr. Lammas is a graduate of the Boalt Hall School of Law (University of California, Berkeley). He obtained his Bachelor of Arts degree from the University of California, Berkeley in Political Economies of Industrial Societies, graduating magna cum laude and Phi Beta Kappa.
Harout Diramerian joined our Company in July of 2010 and serves as our Chief Financial Officer. He previously served as Chief Accounting Officer. Prior to joining us, Mr. Diramerian was Vice President of Finance and Analysis at Thomas Properties Group, Inc., or TPG, where he was responsible for corporate level earnings and cash flow projections, net asset valuations, and corporate finance forecasting and analysis. Mr. Diramerian was instrumentally involved in all equity offerings at TPG, including its initial public offering, secondary offering, private placements and an at-the-market equity offering. When he started at TPG in 2003, his primary focus was managing the joint venture relationships and leading the related financial reporting efforts. In addition, Mr. Diramerian was also involved with leading the budgeting and forecasting processes as well as tracking and analyzing property performance. Prior to joining TPG, Mr. Diramerian spent a total of eight years in real estate practice groups, first at Nanas, Stern, Biers, Neinstein and Co. LLP, then at Arthur Andersen LLP, and lastly at KPMG LLP, where he was a manager. Mr. Diramerian is a graduate of the University of California, Santa Barbara, and holds a Bachelor of Arts degree in business economics with an emphasis in accounting.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Alexander Vouvalides, before his resignation effective February 7, 2021, served as Chief Operating Officer and Chief Investment Officer, where he oversaw the Company’s investment, development and leasing activities. He served as Chief Investment Officer beginning in 2014 and previously served as Senior Vice President, Acquisitions and, prior to that, Vice President, Asset Management. Prior to the formation of our Company, Mr. Vouvalides joined our predecessor, Hudson Capital, LLC, in 2009 as an associate focused on investments, asset management and corporate development. He currently serves as a member of the Executive Committee for the University of Southern California’s Lusk Center for Real Estate. Mr. Vouvalides graduated from Emory University with a Bachelor of Arts degree in Political Science.
Joshua A. Hatfield joined the Company in March of 2014 and, before his resignation effective February 7, 2021, served as Executive Vice President, Operations, and previously served as Senior Vice President, Operations. Prior to this role where he oversaw operations of the Company’s real estate portfolio, Mr. Hatfield oversaw the Company’s operations in San Francisco as Senior Vice President, Northern California. Before joining the Company, Mr. Hatfield served in various senior positions at GE Capital Real Estate, primarily in San Francisco. Mr. Hatfield holds a Bachelor of Science degree in International and Strategic History with a Minor in Systems Engineering from the US Military Academy at West Point and a Master of Business Administration degree from the University of Illinois. Following his graduation from West Point, Mr. Hatfield served as an Army infantry officer.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
This section discusses the principles underlying the material components of our executive compensation program for our executive officers who are named in the “Summary Compensation Table” below and the factors relevant to an analysis of the compensatory policies and decisions. Our NEOs and their positions during 2020 were:
•
Victor J. Coleman, Chief Executive Officer and Chairman of the Board;

•
Mark T. Lammas, President and Treasurer;

•
Harout Diramerian, Chief Financial Officer;

•
Alexander Vouvalides, our former Chief Operating Officer and Chief Investment Officer; and

•
Joshua A. Hatfield, our former Executive Vice President, Operations.

Effective January 1, 2020, Mr. Lammas was promoted to President and Mr. Vouvalides was promoted to Chief Operating Officer and Chief Investment Officer. In addition, Mr. Diramerian was promoted to Chief Financial Officer.
Effective February 7, 2021, Mr. Vouvalides resigned from his position as Chief Operating Officer and Chief Investment Officer and Mr. Hatfield resigned from his position as Executive Vice President, Operations. Since their resignation, Messrs. Vouvalides and Hatfield are each expected to continue to serve as a consultant to the Company for a period of up to three months.
BUSINESS AND PERFORMANCE
Our executive compensation program is designed to directly motivate and reward management for delivering market-leading operating and financial results that lead to long-term value creation for our stockholders. We continue to focus on employing a best-in-class executive compensation program that maintains a strong link between our NEOs’ compensation and the Company’s performance. While the Company faced challenges throughout 2020 due to COVID-19 and the ensuing recessionary pressures, its financial, leasing, investment and other operational achievements were consistent with and often exceeded those of the office REIT sector.
Highlights for the year ended December 31, 2020 include:
Financial
•
Although net income decreased 71% to $16.4 million, we had AFFO growth of 40% to $55.9 million

•
Strong rent collections with 98% collected during the three quarters of 2020 impacted by COVID, including 99% of office and 100% of studio rents

•
Grew same-store office cash NOI by 0.6%

•
Met or exceeded consensus FFO estimates for all reported quarters in 2020

Balance Sheet
•
Generated total liquidity of  $1.1 billion and repaid indebtedness to eliminate material maturities until 2023

•
Maintained dividend at $0.25 per quarter

•
Repurchased a total of 3.5 million shares at an average weighted price of  $23.00 per share

•
Maintained Adjusted EBITDAre (annualized)/consolidated net debt ratio at or below 7.5x in each quarter-end of 2020(1)

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
•
Ended the year with 42.3% debt to total market capitalization

Leasing & Operating
•
Executed more than 800,000 square feet of office leases with 21.5% GAAP and 14.3% cash rent growth

•
Maintained strong stabilized and in-service office portfolio leased percentages of 94.5% and 93.5%, respectively

•
Maintained same-store studios portfolio trailing 12-month leased percentage at 90.2%.

Investment & Development
•
Completed strategic joint venture with Blackstone to sell a 49% interest in the Company’s studio platform, generating $1.3 billion of recapitalization proceeds

•
Purchased in a joint venture with CPP Investments a 668,000-square-foot Class A office tower in Seattle, anchored by Amazon

•
Kept Los Angeles development sites on time and on budget, completing Harlow in 3Q20 and set to deliver One Westside in 1Q21

•
Obtained entitlements to build an additional 479,000 square feet at Sunset Gower Studios

Corporate Responsibility
•
Introduced our Better BlueprintTM to serve as foundation of the Company’s work related to ESG issues and outlined primary goals to achieve by 2025

•
Became one of the first major real estate organizations to achieve 100% carbon neutrality across all real estate operations, ahead of Company’s 2025 target for net-zero carbon status

•
Achieved 80% LEED (Leadership in Energy and Environmental Design) certification, 71% ENERGY STAR certification, and 23% Fitwel certification of the in-service office portfolio

•
Created a DEI program to educate and serve as a resource to employees

•
Recruited a third woman to the Company’s Board, complementing governance/diversity initiatives across the Company

COVID-19 Response
•
Implemented industry-leading COVID-19 standard operating procedures including state-of-the-art air filtration at all properties

•
Enhanced tenant communication through a new mobile app as well as signage tools to address tenant concerns and facilitate the safe and healthy reintegration of occupancy across the portfolio

•
Provided community support through $650,000 Vibrant Cities Arts Grant, and donations in excess of $100,000 to organizations working at the intersection of COVID-19 and homelessness

Stockholder Engagement & Return
•
Maintained engagement levels consistent with prior years, meeting (mostly virtually) with more than 250 distinct investors and analysts

•
While our stock price was materially impacted by COVID-19, our long-term results have historically been strong, consistently delivering exceptional TSR and outperforming the office REIT sector, our peer group and the broader REIT industry

(1) Refer to Appendix A for our definition of adjusted EBITDAre (annualized) and consolidated net debt and a reconciliation from net income to adjusted EBITDAre (annualized).

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
KEY FEATURES OF EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed to attract and retain high-caliber executive officers and employees and to incentivize employee contributions that are consistent with our corporate objectives and stockholder interests. We continue to proactively monitor and review our compensation program in an effort to ensure that it reflects best practices and ties significant components of pay to performance. Over the years, the Compensation Committee has considered (i) relevant market pay practice at other office REITs, (ii) current best practice in plan design and (iii) retention and succession planning and accordingly has made the following key decisions related to the structure of our program:
Recent Enhancements to the Program
The following changes to our executive compensation program were put in place to enhance our pay-for-performance philosophy in late 2019 and early 2020, prior to the onset of the COVID-19 pandemic:
•
Continued to allocate additional compensation opportunity to at-risk, performance-based equity awards

•
Removed the value of annual equity awards from Mr. Coleman’s cash severance calculation for termination without Cause or for Good Reason

•
Implemented a new equity award of performance units (“Performance Units”) in our operating partnership that is designed to provide additional transparency of the underlying calculation to internal and external stakeholders and balance the program by using more diverse performance metrics, including (i) our relative TSR performance as compared to the TSR of the SNL U.S. REIT Office Index, (ii) five operational performance metrics that are aligned with investor priorities, including ESG results, and (iii) an absolute TSR modifier for any Performance Units which vest based on the achievement of operational performance metrics

•
Provided our Executives the ability to receive all or any portion of their annual bonus in fully vested LTIP Units in lieu of cash, encouraging management to increase their equity position with the Company and strengthen their alignment with stockholders

•
Adopted a clawback policy for both cash and equity incentives for all Section 16 officers

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
The following table highlights all key features of our executive compensation program. We believe these practices promote good governance and serve the interests of our stockholders.

WHAT WE DO

- ✓ Directly align pay with performance
- ✓ Create significant alignment with stockholders and pay the majority of executive compensation in the form of equity
- ✓ Performance-based cash bonus program, with bonus tied to financial and operational performance
- ✓ Limited guaranteed compensation in the form of base salary
- ✓ Include robust hurdles in our performance-based equity awards using a 3-year performance period to encourage long-term strategic planning
- ✓ Clawback policy for executive officers
- ✓ Maintain a cap on incentive compensation payments
- ✓ Mandatory 3-year post vesting holding period on time-based equity awards and a 2-year holding period on earned performance-based awards
- ✓ Robust stock ownership requirements:
  CEO: 10x base salary
  Other executives: 3x base salary
- ✓ Annual say-on-pay vote
- ✓ Independent compensation consultant

WHAT WE DON'T DO

- ✗ Excise tax gross-up provisions
- ✗ Guaranteed cash incentives, equity compensation or salary increases for executive officers
- ✗ Excessive perquisites or other benefits
- ✗ Hedging of our equity securities
- ✗ Pledging of our equity securities
- ✗ Single-trigger cash severance in connection with a change in control

2020 SAY-ON-PAY VOTE
At our 2020 annual meeting, almost 84% of votes cast were voted in favor of our “say-on-pay vote, which we believe affirms our stockholders’ support of our approach to our executive compensation program. Our say-on-pay vote is currently held on an annual basis, consistent with the preference expressed by a majority of our stockholders.
IMPACT OF THE COVID-19 PANDEMIC ON CEO COMPENSATION
The onset of the COVID-19 pandemic in March 2020 resulted in sudden disruptions to the U.S and global economies that included restrictions on non-essential commercial activities and widespread mandatory “stay-at-home” orders, which had a direct and significant impact on our operations. Our immediate response prioritized the health and safety of our employees and tenants, and supported our communities through the offering up unleased space for critical response work and donations.
Notwithstanding the unprecedented and unforeseen disruption in 2020, the Compensation Committee remained committed to maintaining a pay-for-performance philosophy that balanced the impact of COVID-19 on our financial results, stock price performance and management’s need to focus on new COVID-related priorities. Accordingly, our CEO’s compensation was materially impacted as follows:
•
2020 Annual Cash Bonus:   Our CEO’s 2020 cash bonus payout decreased 13% as compared to 2019.

•
Time-Based Equity Awards:   No change to the value of our CEO’s 2020 annual stock grant, as compared to the value of the annual stock grant issued to him in December 2019.

•
Vesting of the Outperformance Plan:   The 2018 OPP, which had a performance period that concluded on December 31, 2020, was earned at only 8% of total potential value. By comparison, prior to the COVID-19 pandemic and as of December 31, 2019, the value of our CEO’s allocation in the 2018 OPP was tracking to earn close to a maximum payout which would have resulted in $5,663,009 versus the actual payout of $496,022.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
•
2021 Base Salary:   No salary increase was provided for 2021.

•
2021 Cash Bonus Opportunity:   No changes were made to our CEO’s 2021 annual cash bonus opportunities.

TSR PAY-FOR-PERFORMANCE ALIGNMENT
Our stock price in 2020 was materially impacted by COVID-19. Notwithstanding this fact, our long-term results have historically been strong, consistently delivering exceptional TSR and outperforming the office REIT sector, our peer group and the broader REIT industry.
The following table shows our three-year TSR performance as of December 31, 2020 as compared to our historical three-year TSR performance at year-end over the prior five years and illustrates that prior to COVID-19, our TSR performance had consistently been at the top of the market.
TOTAL STOCKHOLDER RETURNS(1)(2)
3-YEAR TSR as of December 31:
2020	2019	2018	2017	2016	2015
SNL Equity 16%	SNL Equity 33%	HPP 13%	HPP 23%	HPP 70%	HPP 42%
Peer Group (16%)	HPP 18%	SNL Equity 12%	Peer Group 22%	Peer Group 47%	Peer Group 40%
SNL Office (16%)	Peer Group 17%	Peer Group 5%	SNL Equity 21%	SNL Office 42%	SNL Equity 36%
HPP (22%)	SNL Office 8%	SNL Office (6)%	SNL Office 16%	SNL Equity 43%	SNL Office 35%
(1)
Represents the three-year TSR per S&P Global Market Intelligence as of December 31st each year.

(2)
Peer Group data excludes companies that did not trade publicly for the entire period referenced and includes the designated peers at the time of disclosure.

KEY: HPP: Hudson Pacific Properties Peer Group: Median (see page 46 for peers) SNL Equity: SNL U.S. REIT Equity Index SNL Office: SNL U.S. REIT Office Index

Direct Impact of TSR on Earned Compensation
Consistent with intended plan design, our TSR performance has a meaningful and direct impact on the compensation earned by our NEOs. Both the current Performance Unit program and historical Outperformance Plans are funded in part by TSR performance and require significant and meaningful performance in excess of average returns. The following table shows how each program was tracking (or actually funded) as of December 31, 2020, and for the 2018 and 2019 programs, shows how the programs lost significant value in 2020:

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
PLAN	PLAN FUNDING as of December 31, 2020	PRE-COVID STATUS as of December 31, 2019	LOST PLAN VALUE DUE TO COVID(1)
2018 OPP ($25,000,000 Plan Maximum)	$2,066,757 (8% of potential value)	$23,595,971 (94% of potential value)	$(21,529,214)
2019 OPP ($28,000,000 Plan Maximum)	$0 (0% of potential value)	$28,000,000 (100% of potential value)	$(28,000,000)
2020 Performance Units	41% of Operational Performance Units and 29% of Relative TSR Performance Units	Not Applicable (granted in January of 2020)	Not Applicable (granted in January of 2020)

(1)
Above amounts reflect the aggregate plan value for all plan participants, including non-NEOs

Direct Impact of TSR on CEO Compensation
It is important to note that, in accordance with rules of the Securities and Exchange Commission, our CEO’s compensation as reported in the Summary Compensation Table of our proxy statement includes the grant date fair value of equity awards granted in the applicable year. However, the actual delivered or realized value of these awards may differ substantially from the Summary Compensation Table reported values. As illustrated in the graph below, total realized compensation for our CEO in 2020 is $6,483,709 versus $9,487,250 as reflected in the Summary Compensation Table. The Compensation Committee believes this demonstrates the alignment between compensation program outcomes and our TSR, consistent with the intent of our executive compensation program.
CEO SUMMARY COMPENSATION TABLE VS. REALIZED COMPENSATION
For purposes of this graph, realized value includes our CEO’s salary and actual bonus paid for 2020, as well as benefits and other perquisites, and the value of any RSUs, restricted stock and LTIP Units that vested in 2020.
PAY MIX
The Compensation Committee is guided by the following principles in determining an appropriate compensation mix:
•
The majority of executive officer compensation should be variable and heavily dependent upon the achievement of rigorous and objective performance requirements.

•
The majority of executive officer compensation should be in the form of equity-based incentives that provide direct alignment with our stockholders.

•
Although the Compensation Committee does not target any particular peer group percentile, the overall compensation structure should provide competitive compensation opportunities that will result in overall compensation at the higher-end of the peer range and that is attractive relative to compensation available at successful competitors if our performance exceeds expectations. Conversely, if the Company’s performance is below expectations and peer levels, it will result in overall compensation that is at the low end of the peer range and is less than those amounts paid at more successful competitors.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
For 2020 performance, total direct compensation opportunity was allocated as follows:
EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES
Objectives of Our Compensation Program
Our executive compensation philosophy is designed to accomplish the following objectives:
•
to attract, retain and motivate a high-quality executive management team capable of creating long-term stockholder value;

•
to provide compensation opportunities that are competitive with the prevailing market, are rooted in a pay-for-performance philosophy, and create a strong alignment of management and stockholder interests; and

•
to achieve an appropriate balance between risk and reward in our compensation programs that does not incentivize unnecessary or excessive risk-taking.

In order to achieve these objectives, we provide a comprehensive and market-based compensation program to the executive officers that includes both fixed and variable amounts, the components of which are described in more detail below under “Elements of Executive Officer Compensation.”
How We Determine Executive Compensation
COMPENSATION COMMITTEE	COMPENSATION CONSULTANT	HPP MANAGEMENT
Exercises independent discretion with respect to executive compensation matters	Advises the Committee on competitive benchmarking for pay levels, best practices in plan design, and governance trends	CEO provides input on individual performance for other NEOs and results against key non-financial business goals
Administers our equity incentive programs, including reviewing and approving equity grants to our NEOs	Assists with peer group selection and analysis	Provides additional information as requested by the Committee
Reviews and approves individual targets and actual compensation for the most senior executives	Reviews and advises on recommendations, plan design and measures
ROLE OF THE COMPENSATION COMMITTEE
The Compensation Committee determines compensation for our NEOs and consists of three independent directors. The purpose and responsibilities of the Compensation Committee include the following:
•
review and approve corporate goals and objectives relevant to the compensation of the officers of the Company and the CEO, as well as evaluate the CEO’s performance and determine and approve the CEO’s compensation level based on this evaluation;

•
review any market-based compensation data provided by its compensation consultant, as described in greater detail below;

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
•
make recommendations to the Board with respect to the compensation of non-employee directors;

•
work with its compensation consultant to implement compensation policies aligned with our executive compensation objectives; and

•
continue to consider additional factors that may be appropriate for inclusion in our long-term compensation philosophy.

The Compensation Committee operates under a written charter adopted by our Board, a copy of which is available on our Website at www.HudsonPacificProperties.com. Information contained on our Website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on our Website to be part of this Proxy Statement.
We provide our stockholders with the opportunity to vote annually on the advisory approval of the compensation of our NEOs (a “say-on-pay proposal”). The Compensation Committee will continue to consider the outcome of our say-on-pay proposals when making future compensation decisions for our NEOs.
ENGAGEMENT OF COMPENSATION CONSULTANT
The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies. In 2020, the Compensation Committee engaged FPL Associates L.P., or FPL, a compensation advisory practice, to provide market-based compensation data and to advise on industry trends and best practices.
Other than advising the Compensation Committee as described above, FPL did not provide any services to the Company in 2020. Furthermore, our management team neither made the decision, nor recommended that the Compensation Committee decide, to engage FPL. The Compensation Committee has sole authority to hire, fire and set the terms of engagement with FPL. The Compensation Committee has considered the independence of FPL, and each other adviser and outside legal counsel that provide advice to the Compensation Committee, consistent with the requirements of NYSE, and has determined that FPL and such other advisers are independent. Further, pursuant to SEC rules, the Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining FPL. The Compensation Committee intends to reassess the independence of its advisers at least annually.
ROLE OF MANAGEMENT AND THE CHIEF EXECUTIVE OFFICER
The CEO provides the Compensation Committee with input on individual performance of all of his direct reports. The other NEOs do not play a role in determining their own compensation, other than discussing their performance with our CEO and assisting in the identification of appropriate cash bonus goals. During 2020, the Compensation Committee held meetings both independently and with the participation of our CEO. The Compensation Committee’s compensation consultant also participated in select meetings, at the committee’s request.
How We Use Peer Group Data
Each year, the Company reviews the peer group to determine the appropriateness of each peer company, as well as the peer group in totality. In assessing our peer group, FPL prepared for the Compensation Committee a peer group using the following selection criteria:
•
office sector REITs that invest in Class “A” space in high barrier-to-entry markets;

•
select diversified REITs that own a large office portfolio; and

•
peer companies that generally range in size from approximately 0.5x to 2.5x of our implied equity market capitalization and total enterprise value.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Based on this assessment, we determined that the peer companies continue to be appropriate comparisons and our peer group did not require any revisions. For 2020, our peer group included the following 11 REITs:
Cousins Properties Incorporated	Highwoods Properties, Inc.	Paramount Group, Inc.
Douglas Emmett, Inc.	The Howard Hughes Corporation	Piedmont Office Realty Trust, Inc.
Empire State Realty Trust, Inc.	JBG SMITH Properties	SL Green Realty Corp.
Equity Commonwealth	Kilroy Realty Corporation
In October 2020, when the peer group was approved, our implied equity market capitalization was just below the median and total enterprise value was above the median, in each case, compared to the peer group (based on the publicly available information at that time).
(1)
Figures shown are in thousands

The Compensation Committee uses the industry data as one tool in assessing and determining pay for our NEOs. Peer group data is intended to provide the Compensation Committee with insight into the overall market pay levels, market trends, best governance practices and industry performance. The compensation analysis for each peer group provided an overview of typical compensation components (e.g., base salaries, annual bonuses and long-term equity incentives), as well as the range of compensation levels by position, in each case, generally found within the relevant peer group. The peer group compensation analysis prepared by FPL was used by the Compensation Committee for informational purposes only and to assess the competitiveness of each NEO’s overall compensation.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
ELEMENTS OF EXECUTIVE OFFICER COMPENSATION
Each component of compensation plays a role in supporting our compensation goals and objectives consisting of the following principal components:
COMPONENT	FORM	LINKS TO PERFORMANCE	OBJECTIVE
Base Salary	Fixed Cash	Determined based on: • Evaluation of executive’s experience and current performance • Internal pay equity and comparison to peer group	• Recognize ongoing performance of job responsibilities, sustained high performance and contributions to Company success • Attract and retain executive talent
Annual Cash Bonus	Variable Incentive Cash
Subject to meaningful changes year-over-year contingent on annual performance accomplishments. 2020 cash bonus payouts were determined based on the Compensation Committee’s evaluation of:
•
Financial, Leasing and Operating Performance

•
Balance Sheet Management

•
Investment and Development Activities

•
Other Strategic Initiatives and Factors (including COVID-related items)

• Reward the achievement of short-term corporate objectives and individual contributions on an annual basis • Drive stockholder value creation
Long-Term Incentives	Variable, Time-Based Equity Awards
Grant size is determined at fiscal year-end based on:
•
TSR performance

•
Execution of the Company’s long-term strategic plan

•
NEOs’ compensation levels compared to our peer group

Shares vest ratably over a three-year period, subject to continued service
Awards are subject to an additional mandatory holding period three years following the applicable vesting date

•
Support the retention of executives

•
Subject recipients to the same market fluctuations as stockholders

•
Motivate management to create long-term stockholder value

•
Reinforce our NEOs’ alignment of interests with our stockholders’ interests over the long-term

•
Ensure that management maintains a long-term focus that serves the best interests of the Company

Performance Unit Awards (New in 2020)
Provides value to our executives upon the creation of meaningful stockholder value as well as the achievement of operational/financial success above specified hurdles over a three-year performance period, including:
•
Relative TSR exceeding the SNL U.S. REIT Office Index return

•
Operational metrics subject to further modification based on absolute TSR performance

Earned payouts continue to be subject to a two-year mandatory holding period

•
Enhance pay-for-performance structure and stockholder alignment

•
Motivate and reward senior management for superior TSR performance based on rigorous absolute and relative hurdles

•
Addition of operational performance metrics that are aligned with investor priorities and long-term value creation

We design the principal components of our executive compensation program to achieve one or more of the principles and objectives described above. We view each component of our executive compensation program as related but distinct, and we regularly reassess the total compensation of our executive officers to ensure that our overall compensation objectives are met. Compensation of our NEOs consists of the following elements:
•
base salary;

•
annual performance-based cash bonuses;

•
time-vesting equity incentive compensation grants and multi-year equity-based performance equity award programs;

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
•
certain severance and change in control benefits; and

•
retirement, health and welfare benefits and certain limited perquisites and other personal benefits.

Our compensation programs are designed to be flexible and complementary, and to collectively serve all of the executive compensation principles and objectives. In addition, the compensation levels of our NEOs reflect to a significant degree the varying roles and responsibilities of such executives.
The following is a discussion of the primary elements of 2020 compensation for each of our NEOs.
Base Salaries
Base salaries are approved and periodically reviewed by the Compensation Committee. We believe that these salary levels provide appropriate levels of fixed income based on the background, qualifications and skill set of each executive.
•
No formulaic base salary increases are provided to our NEOs; however, the Compensation Committee may adjust base salaries in connection with its periodic review.

•
While the Company does not target any particular peer group percentile for salaries (or any other compensation element), the Compensation Committee does factor peer group salaries into the overall decision-making process and determined these levels were appropriate in the context of consistently strong long-term Company and individual performance.

•
Prior to the onset of the COVID-19 pandemic, in January 2020, in connection with the execution of new employment agreements and the promotion of certain of our NEOs, the Compensation Committee determined it was appropriate to increase NEO base salaries to reflect updated individual roles and increased responsibilities.

The following table sets forth the 2020 base salaries for each of our NEOs:
EXECUTIVE	2020 BASE SALARY ($)
Victor J. Coleman	950,000
Mark T. Lammas	725,000
Harout Diramerian	415,000
Alexander Vouvalides	625,000
Joshua A. Hatfield	535,000
Cash Bonuses
Each executive’s annual cash bonus amount is based upon threshold, target and maximum percentages of base salary and were set at a level that would provide NEOs with total cash compensation dependent on Company and individual performance.
The threshold, target and maximum percentages of base salary for 2020 were as follows:
EXECUTIVE	THRESHOLD	TARGET	MAXIMUM
Victor J. Coleman	125%	175%	225%
Mark T. Lammas	90%	130%	170%
Harout Diramerian	75%	100%	125%
Alexander Vouvalides	90%	130%	170%
Joshua A. Hatfield	85%	120%	155%

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Assessing 2020 Performance
Prior to the finalization of our 2020 cash bonus program, the COVID-19 pandemic was unfolding and accordingly, the Compensation Committee determined to use a broader set of criteria to assess 2020 performance that better reflected the Company’s near-term priorities. Accordingly, the Compensation Committee evaluated the Company’s performance results and determined that:
•
Exceeded Expectations on a Relative Basis—The Company exceeded the overall office REIT sector in key categories including relative AFFO growth, occupancy rates and rent growth on new leases.

•
Partially Above Expectations on an Absolute Basis—The Company performed at or above expectations for managing the balance sheet, maintaining the dividend, achieving ESG goals and exceeding rent collections. Financial and operating performance in 2020 was significantly impacted by COVID-19 which resulted in FFO below the initial budgeted range and negative TSR performance, consistent with other office REITs.

•
Successfully Completed Blackstone Strategic Joint Venture—The Company completed a strategic joint venture with Blackstone to sell a 49% interest in the Company’s studio platform based on $1.65 billion gross value, generating $808.5 million of proceeds, and together with the Company’s share of  $900.0 million of asset-level financing, $1.3 billion of recapitalization proceeds.

This assessment was based on a review of the following key factors:
Financial, Leasing and Operating Performance
•
Same-store office NOI(1) of  +0.6% on a cash-basis and 5.0% on a GAAP basis, which is above the median of the office REIT sector and stronger than Green Street’s April 20, 2020 revised same-property cash NOI growth estimates of  -3.6% (original pre-COVID forecast was +3.6%).

•
FFO(2) was below the initial budgeted range.

•
AFFO(2) growth of  +40.0% compared to the same period last year, despite temporary decline in FFO stemming from the Hollywood Media Portfolio joint venture transaction, which is at the top of the office REIT sector.

•
Strong rent collections at rates exceeding 97% for Q2, Q3 and Q4 combined, consistent with the Company’s office peers.

Balance Sheet Management
•
Maintained Adjusted EBITDAre (annualized)/Consolidated net debt (“Debt-to-EBITDA”)(3) ratio at or below 7.0x as of each reported quarter-end throughout 2020.

•
Generated total liquidity of  $1.1 billion and repaid indebtedness to eliminate material maturities until 2023, improving weighted average remaining term on Company’s share of all debt to 6.1 years (comprised predominantly of unsecured and fixed-rate debt).

•
Maintained dividend at $0.25 per quarter (consistent with most office peers).

Investment and Development Activities
•
Completed strategic joint venture with Blackstone to sell a 49% interest in the Company’s studio platform based on $1.65 billion gross value, generating $808.5 million of proceeds, and together with the Company’s share of  $900.0 million of asset-level financing, $1.3 billion of recapitalization proceeds.

•
Achieved important milestones within the development pipeline, including:

•
Obtained certificate of occupancy for Harlow;

•
Topped off structural steel at One Westside;

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•
Completed entitlements to build an additional 479,000 square feet at Sunset Gower Studios, resulting in more than 50% of 2.7 million-square foot future development pipeline becoming fully entitled.

Other Strategic Initiatives and Factors
•
Introduced Better BlueprintTM platform to serve as foundation of the Company’s work related to ESG issues, including outlining primary goals to achieve by 2025 such as net zero carbon and net zero waste across all operations, adopting Healthy Building Checklist across entire in-service portfolio, and donating at least 1% of net earnings (adjusted for gains and impairment losses) annually to charitable causes.

•
Became one of the first major real estate organizations to achieve 100% carbon neutrality across all real estate operations, ahead of the Company’s 2025 target for net-zero carbon status, with 71% of the in-service office portfolio receiving ENERGY STAR certification and 80% receiving LEED certification.

•
Implemented industry-leading COVID-19 standard operating procedures including state-of-the-art air filtration at all properties, customized case response protocols, and communication/signage tools to address tenant concerns and facilitate the safe and healthy reintegration of occupancy across office and studio portfolio.

•
Created a robust DEI education series for all employees, launched Employee Resource Groups and created a DEI resource library.

(1)
Refer to Appendix A for our definition of net operating income and a reconciliation from net income to same-store office cash net operating income.

(2)
Refer to Appendix A for our definition of FFO and a reconciliation of net income to FFO, excluding specified items.

(3)
Refer to Appendix A for our definition of adjusted EBITDAre (annualized) and consolidated net debt and a reconciliation from net income to adjusted EBITDAre (annualized).

2020 Annual Bonus Payouts
Based on the Compensation Committee’s evaluation of 2020 performance, it was determined that despite the fact that the Company’s performance exceeded expectations on a relative basis, met expectations on balance sheet and ESG objectives and successfully completed a key strategic joint venture to enhance our studio platform, a payout at target was appropriate to recognize the negative impact of COVID-19 to absolute FFO and TSR results. For comparative purposes only and to ensure that 2020 bonus payouts were reasonable, the Compensation Committee also reviewed hypothetical payouts using the 2019 bonus methodology for FFO per share, same-store office NOI growth and stabilized office portfolio leased percentage and determined that approximately 90% of target would have been achieved. Accordingly, the Compensation Committee determined that a target payout was reasonable given this impressive performance as well as management’s ability to effectively lead the Company during the pandemic and produce industry-leading results.
The 2020 annual cash bonuses paid to our NEOs are as follows:
EXECUTIVE	2019 BONUS ($)	2020 BONUS ($)	YOY CHANGE
Victor J. Coleman	1,912,500	1,662,500	(13.1)%
Mark T. Lammas	1,105,000	942,500	(14.7)%
Harout Diramerian(1)	379,500	415,000	9.4%
Alexander Vouvalides	852,500	812,500	(4.7)%
Joshua A. Hatfield	775,000	642,000	(17.2)%

(1)
Mr. Diramerian’s January 2020 promotion and related increase to target cash compensation opportunities resulted in less impact to year-over-year change in cash bonus.

Pursuant to our executive deferral election program, Messrs. Coleman, Lammas, Diramerian and Hatfield elected to receive 50% (25% for Mr. Diramerian) of their 2020 annual cash bonus in a number of fully vested LTIP Units determined based on the closing price of the Company’s common stock on December 29, 2020 ($23.49).

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Long-Term Equity Incentives
The goals of our long-term, equity-based awards are to incentivize and reward increases in long-term stockholder value and to align the interests of our NEOs with the interests of our stockholders.
Our long-term equity incentive program is bifurcated into two components as follows:
Annual Equity Awards
In December 2020, the Compensation Committee approved time-based awards of LTIP Units for our NEOs. These awards are designed to:
•
Enable our executive officers to establish or augment meaningful equity stakes in the Company and directly align the interests of our NEOs with those of our stockholders; and

•
Enable us to deliver competitive compensation to the executive officers at levels sufficient to attract and retain top talent within our executive officer ranks.

In determining the dollar-denominated value of the 2020 time-based LTIP Unit awards for our NEOs, the Compensation Committee analyzed:
•
The Company’s operational performance and TSR performance (including the Company-performance factors set forth above in “Proxy Summary—2020 Business Highlights”);

•
The role and responsibilities of the individual;

•
Individual performance history; and

•
Prevailing market practices based on market data provided by FPL with respect to our peer group.

Annual equity awards were not determined based on the attainment of any particular individual or Company-level performance goal(s) or the application of any benchmarking or formula(e). Instead, the Compensation Committee considered our strong operational and long-term total stockholder return performance as well as the extraordinary effort put forth to perform to best in class standards given the unique challenges of this year in determining the appropriate values.
Based on this assessment, the Compensation Committee approved grants of time-based LTIP Unit awards, as follows:
EXECUTIVE	2020 LTIP UNIT AWARD (#)(1)	2020 LTIP UNIT AWARD ($)(2)
Victor J. Coleman	170,285	4,000,000
Mark T. Lammas	68,114	1,600,000
Harout Diramerian	21,286	500,000
Alexander Vouvalides	63,857	1,500,000
Joshua A. Hatfield	31,928	750,000

(1)
Number of LTIP Units determined based on the closing price of the Company’s common stock as of December 29, 2020 ($23.49).

(2)
The grant date fair values, computed in accordance with ASC 718, are $3,267,769, $1,307,108, $408,478, $1,225,416 and $612,698 for Messrs. Coleman, Lammas, Diramerian, Vouvalides and Hatfield, respectively.

These awards will vest in three equal, annual installments on each of the first three anniversaries of the grant date, subject to the executive’s continued service through such vesting date and further subject to an additional mandatory holding period under which the NEOs cannot transfer vested units for an additional three years following

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
the applicable vesting date. The LTIP Unit awards are subject to accelerated vesting upon certain terminations (as described below in the section entitled “Potential Payments Upon Termination or Change in Control”).
Performance Unit Awards
Annual Performance Unit awards are granted as performance units in our operating partnership. Under this new Performance Unit program, a fixed number of Performance Units will be issued at the onset of the performance period and may be earned under a range of payouts based on stated goals. Below is a summary of the key terms of the 2020 Performance Unit awards:
FEATURE	DESCRIPTION	OBJECTIVE
Plan Concept	Three-year performance award program with Performance Units issued at the onset of the plan which may be earned as follows: (i) 50% of grant date fair value based on relative TSR performance (the “Relative TSR Units”) and (ii) 50% of grant date fair value based on operational metrics, subject to an absolute TSR modifier (the “Operational Units”)
Relative TSR Units
•
Three-year measurement period, ending on December 31, 2022

•
Performance Units may be earned between 37.5% and 250% of target based on relative TSR performance equal to -1,000 bps to +1,500 bps as compared to the SNL U.S. REIT Office Index return

•
Payouts for in-between performance will be calculated using straight-line interpolation

•
No payouts will be earned for relative TSR less than -1,000 bps

• Promotes value creation over a long-term period • Rewards executives only if we deliver strong stockholder returns relative to our peers
Operational Units
•
One-year measurement period, ending on December 31, 2020 for operational performance; three-year measurement period, ending on December 31, 2022 for absolute TSR performance

•
Performance Units may be earned between 50% and 200% of target based on Net Debt to Gross Asset Value (30%), Leasing Volume (30%), LEED Certification (10%), Carbon Neutrality (10%) and G&A to Gross Asset Value (20%) based on performance as of December 31, 2020

•
Any Performance Units “earned” are subject to modification based on absolute TSR performance ranging from a 40% reduction if TSR is equal to or less than 0% to no reduction if TSR is equal to or greater than 30% as of December 31, 2022

•
Payouts for in-between performance will be calculated using straight-line interpolation

•
Metrics promote strong operational performance and focus on investor priorities that will contribute to long-term value creation

•
Modifier limits the reward in periods when absolute TSR performance is not strong, including negative returns

Post-Vesting Holding Period	• Requires any Performance Units earned under the plan be subject to a two-year holding period during which time the units may not be transferred	• Ensures the continued alignment with stockholders following the conclusion of the measurement period

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
The Compensation Committee approved awards of Performance Units for 2020, that were issued based on the grant date accounting value, as follows:
	2020 PERFORMANCE UNIT AWARD VALUES
EXECUTIVE	TOTAL TARGET AWARD ($)	OPERATIONAL PERFORMANCE UNIT VALUE AT TARGET ($)	RELATIVE TSR PERFORMANCE UNIT VALUE AT TARGET ($)
Victor J. Coleman	$3,500,000	$1,750,000	$1,750,000
Mark T. Lammas	1,550,000	775,000	775,000
Harout Diramerian	400,000	200,000	200,000
Alexander Vouvalides(1)	1,450,000	725,000	725,000
Joshua A. Hatfield(1)	700,000	350,000	350,000

(1)
Messrs. Vouvalides and Hatfield forfeited their 2020 Performance Unit awards in connection with their resignations in February 2021.

Although the program is designed to grant a “target” number of units, with adjustments upwards/downwards based on performance, in order to address certain tax requirements that apply to Performance Units, each NEO was awarded the maximum number of units. Therefore, based on our performance, the units can be earned at maximum (if maximum goals are achieved) or, if maximum goals are not achieved, the units will be adjusted downwards. If threshold, target or maximum goals are reached, then (1) the Relative TSR Units will be earned at 15%, 40% and 100%, respectively, of the Relative TSR Units awarded and (2) the Operational Units will be earned at 25%, 50% and 100%, respectively, of the Operational Units awarded. The earned Operational Units may be subject to further reduction of up to 40% based on our absolute TSR performance.
Achievement of 2020 Performance Unit Awards
The following table summarizes the status of the outstanding 2020 Performance Unit awards as of December 31, 2020 based on actual performance through that date (with calculations under the Operational Units detailed on the next page):
	PAYOUT AS A PERCENT OF POTENTIAL UNITS
PLAN YEAR	OPERATIONAL UNITS WITH ABSOLUTE TSR MODIFIER	RELATIVE TSR UNITS	TOTAL UNITS	STATUS
2020 Performance Units	41% (including 40% reduction based on absolute TSR performance)(1)	29%	36%	2 Years of performance remaining

(1)
Percent shown is based on having earned an aggregate of 70% of Operational Unit measures as of December 31, 2020, less the negative impact of the absolute TSR modifier.

The one-year performance period for the 2020 Operational Units concluded on December 31, 2020. In February 2021, the Committee determined that each of our NEOs banked Operational Units based on our performance compared to each measure, as shown below:
PERFORMANCE CRITERIA	WEIGHTING	THRESHOLD	TARGET	MAXIMUM	ACTUAL RESULTS	PERCENTAGE EARNED
Annual Net Debt to Annual Gross Asset Value	30%	39%	38%	37%	32.9%	30%
Leasing Volume	30%	1,425,000 sf	1,500,000 sf	1,575,000 sf	1,000,000 sf	0%
LEED Certification	10%	64.6%	68%	71.4%	80.0%	10%
Carbon Neutrality	10%	85.5%	90%	94.5%	100%	10%

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
PERFORMANCE CRITERIA	WEIGHTING	THRESHOLD	TARGET	MAXIMUM	ACTUAL RESULTS	PERCENTAGE EARNED
G&A to Consolidated Gross Assets	20%	0.85%	0.80%	0.75%	0.74%	20%
Total	100%					70%
The remaining portion of the operational performance component that could no longer be earned was forfeited. Operational Units are ultimately earned at the end of the three-year performance period after the application of the absolute TSR modifier. Relative TSR Units will be earned at the end of the three-year performance period.
At the end of the three-year performance period on December 31, 2022, subject to continued employment through such date, NEOs will be vest in any earned Performance Units, which will continue to be subject to an additional two-year holding period.
Achievement of OPP Awards
From 2012 to 2019, the Compensation Committee adopted an annual outperformance program to provide incentive to achieve long-term, absolute stock performance (TSR in excess of 21%) and relative stock performance (above the SNL U.S. REIT Office Index). OPP awards are payable only when performance exceeds stretch hurdles as measured by three-year TSR. With respect to the 2019 OPP, each NEO was granted an award in the form of Performance Units. Each NEO’s 2019 OPP bonus pool interest will be paid in fully vested Performance Units and will continue to be subject to an additional two-year holding period.
The following table summarizes the status of the outstanding OPP awards as of December 31, 2020 based on actual performance through that date (with the plans yet to be determined based on pro-rated performance targets):
PLAN YEAR	ABSOLUTE POOL	RELATIVE POOL	TOTAL POOL	TOTAL POOL AS A PERCENT OF POTENTIAL VALUE	STATUS
2018 OPP ($25,000,000 Plan Maximum)	$0	$2,066,757	$2,066,757	8%	Concluded
2019 OPP ($28,000,000 Plan Maximum)	$0	$0	$0	0%	1 Year of performance remaining
OTHER ASPECTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Risk Mitigation
Our executive compensation program is designed to achieve an appropriate balance between risk and reward that does not incentivize unnecessary or excessive risk-taking. We believe that our annual cash bonus program and our equity-based compensation program (including the time-based equity awards and the Performance Units, OPPs or other performance-based awards) contain appropriate risk mitigation factors, as summarized below:

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Ownership Guidelines
In addition to the elements of executive officer compensation described below, we have adopted stock ownership guidelines pursuant to which our NEOs are required to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary. Our NEOs will have until December 31, 2021 to meet the stock ownership requirements. A new NEO has from the later of  (i) four years from his or her promotion, (ii) two years from the date on which such executive became an NEO or (iii), in the case of a new employee, four years from his or her employment start date. Our stock ownership guidelines are as follows:
EXECUTIVE	OWNERSHIP REQUIREMENT AS A MULTIPLE OF BASE SALARY
Victor J. Coleman	10x
All other executives	3x
As of December 31, 2020, each of our NEOs met the stock ownership requirements, other than Mr. Diramerian. Mr. Diramerian was promoted to Chief Financial Officer effective January 1, 2020 and has until January 1, 2024 to meet the stock ownership requirements.
Clawback Policy
In February 2020, the Committee adopted a “clawback” policy applicable to our executive officers. The policy allows for the recoupment of excess incentive-based cash and equity compensation (including awards made under our annual cash bonus plan and long-term incentive plans) in connection with a financial restatement due to the material noncompliance of the Company with financial reporting requirements under securities laws, as a result of fraudulent, willful or grossly negligent misconduct. If any of the payments would have been lower if determined using the restated results, our Committee will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers up to the excess value or benefit of the prior payments made to those executive officers after the effective date of the policy.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Anti-Hedging and Anti-Pledging Policy
The Board has established a policy that prohibits hedging and pledging by our officers, members of the Board and other employees. The policy prohibits any director, officer or other employee of the Company from trading in puts or calls or engaging in other hedging transactions involving the Company’s securities. Pledging the Company’s securities as collateral to secure loans is also prohibited. All of our executive officers, members of the Board and employees are in compliance with such policy.
EMPLOYEE BENEFITS
Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, which provide medical, dental, prescription, short-term and long-term disability, life insurance, an employee assistance program and other health benefits. We believe that these benefits are a key component of a comprehensive compensation package, providing essential protections to our NEOs and enhancing the overall desirability and competitiveness of our total rewards package.
Our employees, including our NEOs, who satisfy certain eligibility requirements may participate in our 401(k) retirement savings plan. Under the 401(k) plan, eligible employees may elect to contribute pre-tax amounts to the plan, up to a statutorily prescribed limit. In 2020, we matched a portion of the contributions to the 401(k) plan on behalf of eligible employees. The discretionary employer match for 2020 was 30% of the first 6% of the eligible participant’s compensation contributed to the plan. We believe that providing a vehicle for tax-preferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
ADDITIONAL COMPENSATION COMPONENTS
In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our NEOs to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by the Compensation Committee.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
As described more fully below in the sections entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2020 Table” and “Potential Payments Upon Termination or Change in Control,” we have entered into employment agreements with our NEOs that provide for various severance and change in control benefits and other terms and conditions of employment. On January 1, 2020, we executed new employment agreements with each of our NEOs as well as other executives. As part of his new employment agreement, Mr. Coleman agreed his cash severance protection will no longer include the average value of any annual equity awards made to him during the two prior fiscal years.
We believe that the protections contained in these employment agreements will help to ensure the day-to-day stability necessary to our executives to enable them to properly focus their attention on their duties and responsibilities with the Company and will provide security with regard to some of the most uncertain events relating to continued employment, thereby limiting concern and uncertainty and promoting productivity.
The treatment of outstanding equity-based awards held by our NEOs upon a termination or change in control is covered in the respective award agreements and described in more detail in the section “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2020 Table” and “Summary of Potential Payments Upon Termination or Change In Control” below.
In addition, each of our OPPs provide for pro-rata accelerated time-vesting upon a qualifying termination during the performance period, as well as accelerated vesting upon a change in control (subject to attainment of applicable performance criteria). The 2020 Performance Unit awards granted to our NEOs also provide for accelerated vesting in an amount equal to the number of Performance Units earned based on the greater of target or actual performance through the date of a qualifying termination or change in control. For a description of the material terms of the

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
employment agreements and treatment of OPP and Performance Unit awards in connection with a change in control or qualifying termination, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2020 Table” and “Potential Payments Upon Termination or Change in Control” below.
TAX CONSIDERATIONS
Section 409A of the Internal Revenue Code
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.
Section 280G of the Internal Revenue Code
Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.
Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.
ACCOUNTING STANDARDS
ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. We have elected to account for forfeitures of awards as they occur. Grants of restricted stock, RSUs and Performance Units under our equity incentive award plans will be accounted for under ASC Topic 718. The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2018, December 31, 2019 and December 31, 2020, as well as their positions for 2020:
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Victor J. Coleman Chief Executive Officer and Chairman of the Board	2020	$950,000	$831,250	$7,598,582	—	$107,418(4)	$9,487,250
	2019	850,000	382,500	6,497,825	1,530,000	67,417	9,327,742
	2018	825,000	330,000	3,929,501	1,165,313	110,988	6,360,802
Mark T. Lammas President and Treasurer	2020	725,000	$471,250	3,328,165	—	5,712	4,530,127
	2019	650,000	221,000	2,610,640	884,000	5,622	4,371,262
	2018	600,000	198,000	1,911,398	702,000	5,532	3,416,930
Harout Diramerian Chief Financial Officer	2020	415,000	$311,250	912,190	—	5,712	1,644,152
Alexander Vouvalides Former Chief Operating Officer and Chief Investment Officer	2020	625,000	$812,500	2,675,248	—	5,712	4,118,460
	2019	550,000	170,500	2,091,337	682,000	5,622	3,499,459
	2018	525,000	157,500	1,413,360	561,094	5,532	2,662,486
Joshua A. Hatfield Former Executive Vice President, Operations	2020	535,000	$321,000	1,633,613	—	5,712	2,495,325
	2019	500,000	155,000	1,196,988	620,000	5,622	2,477,610
	2018	425,000	127,500	888,293	454,219	5,532	1,900,544

(1)
Amounts represent bonuses paid to our NEOs under our 2020 cash bonus program in respect of services provided during the applicable fiscal year.

(2)
Amounts for 2020 reflect the full grant-date fair value of LTIP Unit awards and Performance Unit awards granted in 2020, each computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant-date fair values relating to 2020 LTIP Unit awards are $3,267,769, $1,307,108, $408,478, $1,225,416 and $612,698 for Messrs. Coleman, Lammas, Diramerian, Vouvalides and Hatfield, respectively. The 2020 Performance Unit awards are subject to both performance and market conditions. The amounts in the table represent the probable outcome of results, which is the maximum value, in the following amounts: $3,499,572, $1,549,801, $399,957, $1,449,832 and $699,924 for Messrs. Coleman, Lammas, Diramerian, Vouvalides and Hatfield, respectively. Additionally, the 2020 amounts for Messrs. Coleman, Lammas, Diramerian and Hatfield include the grant date fair value of fully vested LTIP Units that each executive elected to receive in lieu of 50% (25% for Mr. Diramerian) of each executive’s 2020 annual bonus having an equal value (as of the grant date) to the amount otherwise payable in cash in the following amounts, $831,241 for Mr. Coleman, $471,256 for Mr. Lammas, $103,755 for Mr. Diramerian and $320,991 for Mr. Hatfield.

The fair value of the Performance Unit awards is estimated using a Monte Carlo simulation model. We provide information regarding the assumptions used to calculate the value of all LTIP Unit awards and Performance Unit awards made to executive officers in Notes 2 and 11 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 22, 2021. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual). The measures that determine the number of Performance Units issued to an NEO are TSR compared with an applicable REIT Index and absolute operational performance goals subject to additional modification based on absolute TSR performance, computed over the applicable performance period as described in more detail in “Elements of Executive Officer Compensation—Long-Term Equity Incentives” above. The 2020 Performance Unit awards are treated as market condition awards as defined under ASC Topic 718, and as a result, the grant date values will not differ from the fair values presented in the table above.
The 2020 Performance Unit awards granted to Messrs. Vouvalides and Hatfield were forfeited in connection with their resignations from the Company in February 2021.
(3)
The amounts shown represent the non-discretionary bonuses earned in the applicable year under our cash bonus program.

(4)
Amounts represents $5,130 for the Company’s 401(k) match, $42 for life insurance premiums and $540 for long-term disability premiums; for Mr. Coleman, includes $101,706 in incremental costs to the Company for the personal use of aircraft.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
GRANTS OF PLAN-BASED AWARDS IN 2020
The following table sets forth information regarding grants of plan-based awards made to our NEOs during the year ended December 31, 2020:
		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Victor J. Coleman		$1,187,500	$1,662,500	$2,137,500	—	—	—	—	—
	01/01/2020(2)	—	—	—	31,505	84,016	210,042	—	$3,499,572(3)
	12/29/2020(4)	—	—	—	—	—	—	170,285	3,267,769(5)
	12/29/2020(6)	—	—	—	—	—	—	35,387	831,241
Mark T. Lammas		652,500	942,500	1,232,500	—	—	—	—	—
	01/01/2020(2)	—	—	—	13,952	37,206	93,018	—	1,549,801(3)
	12/29/2020(4)	—	—	—	—	—	—	68,114	1,307,108(5)
	12/29/2020(6)	—	—	—	—	—	—	20,062	471,256
Harout Diramerian		311,250	415,000	518,750	—	—	—	—	—
	01/01/2020(2)	—	—	—	3,599	9,601	24,005	—	399,957(3)
	12/29/2020(4)	—	—	—	—	—	—	21,286	408,478(5)
	12/29/2020(6)	—	—	—	—	—	—	4,417	103,755
Alexander Vouvalides		562,500	812,500	1,062,500	—	—	—	—	—
	01/01/2020(2)	—	—	—	13,052	34,807	87,018	—	1,449,832(3)
	12/29/2020(4)	—	—	—	—	—	—	63,857	1,225,416(5)
Joshua A. Hatfield		454,750	642,000	829,250	—	—	—	—	—
	01/01/2020(2)	—	—	—	6,300	16,803	42,009	—	699,924(3)
	12/29/2020(4)	—	—	—	—	—	—	31,928	612,698(5)
	12/29/2020(6)	—	—	—	—	—	—	13,665	320,991

(1)
Amounts shown in these columns represent each NEO’s annual cash bonus opportunity under our 2020 cash bonus program. The “Target” amount represents the NEO’s target bonus if each non-discretionary performance goal was achieved at the target level, and the “Threshold” and “Maximum” amounts represent the NEO’s threshold and maximum bonuses, respectively, if each performance goal was achieved at the minimum or the maximum levels.

(2)
Amounts reflect Performance Unit awards granted on January 1, 2020 at threshold, target and maximum levels. Performance Unit awards granted to our NEOs will be earned in the form of performance units of our operating partnership. For additional information on the 2020 Performance Units, see “Elements of Executive Officer Compensation—Performance Unit Awards” above.

The 2020 Performance Unit awards granted to Messrs. Vouvalides and Hatfield were forfeited in connection with their resignations from the Company in February 2021.
(3)
Amounts reflect the full grant date fair value of Performance Unit awards in accordance with ASC Topic 718. The fair value of the Performance Unit awards is estimated using a Monte Carlo simulation based on the probable outcome at the time of grant. We provide information regarding the assumptions used to calculate the value of all Performance Unit awards made to executive officers in Notes 2 and 11 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 22, 2021. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

(4)
The Compensation Committee approved LTIP Unit awards for each NEO, effective December 29, 2020, each of which will vest in three equal, annual installments on each of December 29, 2021, December 29, 2022 and December 29, 2023, subject to continued service with us through the applicable vesting dates (and further subject to accelerated vesting upon certain terminations as described below in the section entitled “Potential Payments Upon Termination or Change in Control”).

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
(5)
Amounts reflect the full grant date fair value of LTIP Unit awards granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all awards made to executive officers in 2020 in Notes 2 and 11 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 22, 2021. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

(6)
Pursuant to our executive deferral election program, Messrs. Coleman, Lammas, Diramerian and Hatfield elected to receive 50% (25% for Mr. Diramerian) of their 2020 annual cash bonus in a number of fully vested LTIP Units determined based on the closing price of the Company’s common stock on December 29, 2020 ($23.49).

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN 2020 TABLE
The material terms of the employment agreements with each of our NEOs, as in effect in 2020, are described below. In connection with Messrs. Vouvalides’s and Hatfield’s resignations from the Company in February 2021 and each executive entering into a transition agreement with us (as discussed below), the employment agreements for Messrs. Vouvalides and Hatfield each terminated as of February 7, 2021.
EMPLOYMENT AGREEMENTS
Under the employment agreements, Messrs. Coleman, Lammas, Diramerian, Vouvalides and Hatfield serve as the Company’s Chief Executive Officer; President and Treasurer; Chief Financial Officer, Chief Operating Officer and Chief Investment Officer; and Executive Vice President, Operations, respectively.
Effective January 1, 2020, we executed new employment agreements with each of our NEOs as well as other executives, the updated terms of which are discussed below. The initial term of the new employment agreements expires on the fourth anniversary of the effective date, unless earlier terminated, and is subject to an automatic one-year renewal term unless either party gives timely written notice of termination.
Pursuant to these agreements, Mr. Coleman reports directly to our Board, Messrs. Lammas and Vouvalides report (or reported) to our Chief Executive Officer and Messrs. Hatfield and Diramerian report (or reported) to our President. During his employment term, the Board will nominate Mr. Coleman for election as a director.
For 2020, annual base salaries for Messrs. Coleman, Lammas, Diramerian, Vouvalides and Hatfield were $950,000, $725,000, $415,000, $625,000 and $535,000, respectively, which were increased from the 2019 annual base salaries of  $850,000, $650,000, $330,000, $550,000 and $500,000 respectively, based on promotions and individual roles and responsibilities.
Under the agreements, each executive is eligible to receive an annual discretionary cash performance bonus, the amount of which will be determined based on determinations of company and individual performance by the Compensation Committee. In addition, the executives are eligible to participate in customary health, welfare and fringe benefit plans, and are eligible to accrue up to four weeks of paid vacation per year.
If an executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each, as defined in the employment agreements), or by reason of the executive’s death or disability, the executive will be entitled to certain payments and benefits, as described under “Potential Payments Upon Termination or Change in Control” below. The employment agreements also contain customary confidentiality and non-solicitation provisions.
TRANSITION AGREEMENTS
In connection with each of Messrs. Vouvalides and Hatfield’s resignations from the Company, each effective February 7, 2021, we entered into a transition agreement (the “Transition Agreement”) with each executive, pursuant to which each of Messrs. Vouvalides and Hatfield will serve as a consultant to the Company for a period of up to three months and will receive the following payments and benefits: (i) a monthly consulting fee of  $52,083 and $47,917 for Messrs. Vouvalides and Hatfield, respectively, over the consulting period, payable in monthly installments, (ii) each award of outstanding LTIP Units of the operating partnership that vests based on the passage of time (each, an “Equity Award”) shall continue to remain outstanding and continue to vest in accordance with its terms (based on continued provision of consulting services rather than continued employment) and (iii) subject to

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Messrs. Vouvalides and Hatfield’s execution and non-revocation of a general release of claims, continued service through the end of the consulting period and continued compliance with certain covenants set forth in the Transition Agreement, each Equity Award that is then outstanding and unvested shall vest on November 8, 2021.
The Transition Agreement also contains a perpetual mutual non-disparagement covenant.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2020:
NAME	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Victor J. Coleman	36,958(1)	$887,731(2)	—	—
	89,294(3)	2,144,842(2)	—	—
	170,285(4)	4,090,246(2)	—	—
	—	—	39,685(5)	$953,234(6)
	—	—	31,505(7)	756,750(2)
Mark T. Lammas	16,426(1)	$394,553(2)	—	—
	27,681(3)	664,898(2)	—	—
	68,114(4)	1,636,098(2)	—	—
	—	—	22,736(5)	$546,119(6)
	—	—	13,952(7)	335,127(2)
Harout Diramerian	4,694(1)	$112,750(2)	—	—
	8,483(3)	203,762(2)	—	—
	21,286(4)	511,290(2)	—	—
	—	—	5,622(5)	$135,040(6)
	—	—	3,599(7)	86,448(2)
Alexander Vouvalides	12,907(1)	$310,026(2)	—	—
	25,895(3)	621,998(2)	—	—
	63,857(4)	1,533,845(2)	—	—
	—	—	15,130(5)	$363,423(6)
	—	—	13,052(7)	313,509(2)
Joshua A. Hatfield	7,627(1)	$183,201(2)	—	—
	12,501(3)	300,274(2)	—	—
	31,928(4)	766,911(2)	—	—
	—	—	10,582(5)	$254,180(6)
	—	—	6,300(7)	151,326(2)

(1)
Consists of awards of LTIP Units granted on December 29, 2018, which vests in three substantially equal installments on each of December 29, 2019, 2020 and 2021, subject to continued service with us through the applicable vesting dates.

(2)
The market value of shares of restricted stock, LTIP Units or Performance Units, as applicable, that have not vested is calculated by multiplying the fair market value of a share of our common stock on December 31, 2020 ($24.02) by the number of unvested shares or units outstanding under the award.

(3)
Consists of awards of LTIP Units granted on December 29, 2019, which vests in three substantially equal installments on each of December 29, 2020, 2021 and 2022, subject to continued service with us through the applicable vesting dates.

(4)
Consists of awards of LTIP Units granted on December 29, 2020, which vests in three substantially equal installments on each of December 29, 2021, 2022 and 2023, subject to continued service with us through the applicable vesting dates.

(5)
Consists of  (i) 24.00%, 13.75%, 3.40%, 9.15% and 6.40% for Messrs. Coleman, Diramerian, Lammas, Vouvalides and Hatfield, respectively, multiplied by (ii) $3,971,897, which equals the bonus pool that is eligible to be earned under the 2019 OPP assuming the Company’s absolute and relative TSR performance for the three-year performance period under the

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
2019 OPP continues at the same rate as we experienced from January 1, 2019, the first day of the performance period, through December 31, 2020, divided by (iii) $24.02, which is the fair market value of a share of our common stock on December 31, 2020. Any awards earned under the 2019 OPP upon the completion of the three-year performance period will be earned in fully vested Performance Units.
Messrs. Vouvalides and Hatfield forfeited their interests in the 2019 OPP in connection with their resignations from the Company in February 2021.
(6)
The market value of unearned rights in the OPPs is calculated by multiplying the fair market value of a share of our common stock on December 31, 2020 ($24.02) by the number of shares equivalent to the fair value of each NEO’s target award (as determined in accordance with SEC rules and footnote 5). For more information about the OPPs, see “Elements of Executive Officer Compensation-Outperformance Program” above.

(7)
Consists of awards of Performance Units granted on January 1, 2020. The performance period for the Performance Units will end on December 31, 2022. In accordance with the SEC rules, the number of Performance Units shown represents the number of units that may be earned during the performance period based on threshold performance.

The 2020 Performance Unit awards granted to Messrs. Vouvalides and Hatfield were forfeited in connection with their resignations from the Company in February 2021.
2020 OPTION EXERCISES AND STOCK VESTED
The following table summarizes vesting of stock applicable to our NEOs during the year December 31, 2020. None of the NEOs held any options during 2020:
	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Victor J. Coleman	260,214	$7,375,661
Mark T. Lammas	104,181	$2,829,660
Harout Diramerian	23,036	$544,315
Alexander Vouvalides	70,181	$1,966,980
Joshua A. Hatfield	39,198	$924,359

(1)
Amounts shown are calculated by multiplying the fair market value of our common stock on the applicable vesting date by the number of shares of common stock, or the number of RSUs or LTIP Units, that vested on such date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
EMPLOYMENT AGREEMENTS
The following describes the employment agreements in place with our NEOs in 2020. The employment agreements for Messrs. Vouvalides and Hatfield terminated as of February 7, 2021 in connection with each executive’s resignation of employment.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Termination Without Cause or for Good Reason or by Reason of Death or Disability of Executive
Under the executives’ employment agreements effective January 1, 2020, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason,” or by reason of the executive’s death or “disability” (collectively, a “qualifying termination” and each, as defined in the employment agreements) then, in addition to accrued amounts and any earned but unpaid bonuses, the executive will be entitled to receive the following:
SEVERANCE BENEFIT	AMOUNT
Without “Cause” or for “Good Reason”
Lump Sum Cash Payment
Multiple of the sum of:
•
Annual base salary then in effect, and

•
Average Bonus

Multiple for each executive is as follows:
•
3 times for Mr. Coleman

•
2 times for Mr. Lammas

•
1 times for Mr. Diramerian

Annual Cash Bonus Award	Prorated Average Bonus
Treatment of Outstanding Equity Awards	Accelerated vesting of time-based vesting awards
Company-Subsidized Healthcare Continuation	Coverage for up to 18 months (36 months for Mr. Coleman) after the termination date
Without “Cause” or for “Good Reason,” on or within one year after a Change in Control
Lump Sum Cash Payment
Multiple of the sum of:
•
Annual base salary then in effect, and

•
Average Bonus

Multiple for each executive is as follows:
•
3 times for Messrs. Coleman and Lammas

•
2 times for Mr. Diramerian

Annual Cash Bonus Award	Same as above
Treatment of Outstanding Equity Awards	Same as above
Company-Subsidized Healthcare Continuation	Same as above
Death or Disability
Lump Sum Cash Payment	One time the sum of: • Annual base salary then in effect, and • Average Bonus
(Mr. Coleman only)
Annual Cash Bonus Award	Same as above
Treatment of Outstanding Equity Awards	Same as above
Company-Subsidized Healthcare Continuation (Mr. Coleman only)	Coverage for up to 12 months after the termination date
During 2020, Messrs. Vouvalides and Hatfield were eligible to receive the same severance payments and benefits and Messrs. Lammas and Diramerian, respectively.
Change in Control (No Termination)
If the Company has a change in control and the successor company does not assume or substitute new awards pursuant to the 2010 Plan for any outstanding awards, such awards will vest in full to the extent then unvested.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
OUTPERFORMANCE PROGRAM
Under the 2018 OPP and the 2019 OPP, if the three-year performance period is terminated prior to December 31, 2020 or December 31, 2021, respectively, in connection with a change in control, the OPP awards, to the extent earned as of the change in control, will be paid entirely in fully vested Performance Units, immediately prior to the change in control.
If a participant’s employment is terminated without “cause,” for “good reason” or due to the participant’s death or disability during the applicable performance period (referred to as qualifying terminations), the participant will be paid his or her OPP award at the end of the performance period in fully vested shares or Performance Units (as applicable), to the extent earned based on achievement of the performance goals during the performance period. Any such payment will be pro-rated in the case of a termination without “cause” or for “good reason” by reference to the participant’s period of employment during the applicable performance period.
PERFORMANCE UNIT AWARDS
Pursuant to the 2020 Performance Unit awards, if the three-year performance period is terminated prior to December 31, 2022 in connection with a change in control or due to a participant’s termination of employment without “cause,” for “good reason” or due to the participant’s death or disability (referred to as qualifying terminations), then the number of Relative TSR Units and Operational Units that vest shall equal the greater of  (x) the target number of Relative TSR Units and Operational Units and (y) the number of Relative TSR Units and Operational Units that would vest based on actual achievement of the performance goals through the date of the change in control or qualifying termination, and for the Operational Units, only to the extent that a pro-rated TSR performance goal is achieved.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2020. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2010 Plan.
NAME	BENEFIT	DEATH ($)	DISABILITY ($)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON (NO CHANGE IN CONTROL)($)	CHANGE IN CONTROL (NO TERMINATION) ($)(1)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON IN CONNECTION WITH A CHANGE IN CONTROL($)(1)
Victor J. Coleman	Cash Severance(2)	$2,653,907	$2,653,907	$7,961,721	—	$7,961,721
	Continued Health Benefits(3)	34,835	34,835	104,504	—	104,504
	Equity Acceleration	9,520,448(4)	9,520,448(4)	9,520,448(5)	$2,397,629(6)	9,520,448(7)
	Life Insurance(8)	50,000	—	—	—	—
	Total	12,259,190	12,209,190	17,586,673	2,397,629	17,586,673
Mark T. Lammas	Cash Severance(2)	—	—	3,455,000	—	5,182,500
	Continued Health Benefits(9)	—	—	52,252	—	52,252
	Equity Acceleration	3,757,328(4)	3,757,328(4)	3,757,328(5)	1,061,779(6)	3,757,328(7)
	Life Insurance(8)	50,000	—	—	—	—
	Total	3,807,328	3,757,328	7,264,580	1,061,779	8,992,080
Harout Diramerian	Cash Severance(2)	—	—	739,188	—	1,478,376
	Continued Health Benefits(9)	—	—	44,274	—	44,274
	Equity Acceleration	1,101,797(4)	1,101,797(4)	1,101,797(5)	273,995(6)	1,101,797(7)
	Life Insurance(8)	50,000	—	—	—	—
	Total	1,151,797	1,101,797	1,885,259	273,995	2,624,447
Alexander Vouvalides(10)	Cash Severance	—	—	—	—	—
	Continued Health Benefits	—	—	—	—	—
	Equity Acceleration	—	—	—	—	—
	Life Insurance	—	—	—	—	—
	Total	—	—	—	—	—
Joshua A. Hatfield(10)	Cash Severance	—	—	—	—	—
	Continued Health Benefits	—	—	—	—	—
	Equity Acceleration	—	—	—	—	—
	Life Insurance	—	—	—	—	—
	Total	—	—	—	—	—

(1)
In accordance with the employment agreement terms, if any payments made in connection with a change in control would otherwise be subject to an excise tax under Section 4999 of the Code by reason of the “golden parachute” rules contained in Section 280G of the Code, such payments will be reduced if and to the extent that doing so will result in net after-tax

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
payments and benefits for the executive officer that are more favorable than the net after-tax payments and benefits payable to the executive officer in the absence of such a reduction after the imposition of the excise tax. The figures reported in this column do not reflect any such reductions as a result of Code Section 280G limits. No executive officer is entitled to any tax gross-up payment in connection with change in control payments (or otherwise).
(2)
Cash severance was calculated by multiplying the applicable severance multiple (described above) by the sum of  (i) the executive officer’s annual base salary in effect on December 31, 2020; and (ii) the average annual bonus earned by the executive officer during 2018 and 2019. Cash severance does not include the pro-rated target bonus as bonuses were settled on December 29, 2020 and would not have been paid in connection with a hypothetical termination of the executive’s employment occurring on December 31, 2020.

(3)
Represents the aggregate premium payments that we would be required to pay to or on behalf of Mr. Coleman to provide continued health insurance coverage under COBRA (based on Mr. Coleman’s health insurance coverage elections as of December 31, 2020) for 12 months in connection with termination due to Death or Disability or 36 months for termination without Cause or for Good Reason.

(4)
Represents, for each executive officer, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding shares of restricted stock and LTIP Units held by the executive officer as of December 31, 2020 and (ii) the accelerated vesting of the 2019 OPP and 2020 Performance Unit awards held by the executive officer, plus the dividend equivalents that would become payable in respect of the 2020 Performance Unit awards. Amounts do not include the dividend equivalents that may become payable in respect of the executive’s 2019 OPP award upon the termination, as that amount is not yet determinable. As required by applicable disclosure rules, these values reflect a hypothetical termination of the executive’s employment occurring on December 31, 2020.

The value of accelerated restricted stock and LTIP Unit vesting was calculated by multiplying (a) the number of shares subject to acceleration by (b) the fair market value of a share of common stock on December 31, 2020 ($24.02).
The 2019 OPP awards were valued for each executive officer by multiplying (x) the executive officer’s interest in the 2019 OPP, or 24.00%, 13.75%, 3.40%, 9.15% and 6.40% for Messrs. Coleman, Lammas, Diramerian, Vouvalides and Hatfield, respectively, times (y) the projected bonus pool under the 2019 OPP, or $0. The 2019 OPP bonus pool is not yet determinable. We have estimated for purposes of this disclosure that the Company’s TSR performance over the remainder of the performance period will replicate the Company’s actual TSR performance from January 1, 2019 through December 31, 2020. Note, however, that the value of these accelerated 2019 OPP awards would ultimately reflect actual performance and, accordingly, if our actual TSR results vary, the amounts payable in respect of 2019 OPP awards under this scenario could be greater or less than the amounts reported.
The value of the accelerated vesting of the 2020 Performance Unit awards as of December 31, 2020 for purposes of this disclosure is based on (i) the greater of  (x) 40% of the Relative TSR Units and (y) the number of Relative TSR Units that would vest based on actual achievement of relative TSR performance through the termination date (December 31, 2020) and (ii) the greater of  (x) 50% of the Operational Units and (y) the number of Operational Units that would vest based on actual achievement of each operational performance goal through the termination date (December 31, 2020) and if the pro-rated TSR performance goal is achieved. We have estimated for purposes of this disclosure that the Company’s absolute and relative TSR performance over the remainder of the performance period will replicate the Company’s actual performance from January 1, 2020 through December 31, 2020. Note, however, that the value of these accelerated 2020 Performance Unit awards would ultimately reflect actual performance and, accordingly, if our actual performance results vary, the amounts payable in respect of 2020 Performance Unit awards under this scenario could be greater or less than the amounts reported. The 2020 Performance Unit award values for each executive also include an amount equal to the aggregate dividend equivalents that would become payable to the executive in respect of his 2020 Performance Unit award upon such termination, or $75,664, $33,507, $8,646, $31,346 and $15,133 for Messrs. Coleman, Lammas, Diramerian, Vouvalides and Hatfield, respectively, based on the dividends per share declared during the performance period (beginning on January 1, 2020) through December 31, 2020.
(5)
Represents, for each executive officer, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding shares of restricted stock and LTIP Units held by the executive officer as of December 31, 2020, (ii) the pro-rated accelerated vesting of the 2019 OPP award held by the executive officer and (iii) the accelerated vesting of the 2020 Performance Unit awards held by the executive officer, plus the dividend equivalents that would become payable in respect of the executive’s 2020 Performance Unit awards upon the termination. Amounts do not include the dividend equivalents that may become payable in respect of the executive’s 2019 OPP award upon the termination, as that amount is not yet determinable. As required by applicable disclosure rules, these values reflect a hypothetical termination of the executive’s employment occurring on December 31, 2020.

The value of accelerated restricted stock, LTIP Units and 2020 Performance Unit award vesting was calculated as described in footnote (4) above.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
The 2019 OPP awards were valued for each executive officer by multiplying (x) the executive officer’s interest in the 2019 OPP, or 24.00%, 13.75%, 3.4%, 9.15% and 6.4% for Messrs. Coleman, Lammas, Diramerian, Vouvalides and Hatfield, respectively, times (y) the pro-rated portion of the performance period elapsed through December 31, 2020, or approximately two-thirds, times (z) projected bonus pool under the 2019 OPP, or $0. The 2019 OPP bonus pool is not yet determinable. We have estimated for purposes of this disclosure that the Company’s TSR performance over the remainder of the performance period will replicate the Company’s actual TSR performance from January 1, 2019 through December 31, 2020. Note, however, that the value of these accelerated 2019 OPP awards would ultimately reflect actual performance and, accordingly, if our actual TSR results vary, the amounts payable in respect of 2019 OPP awards under this scenario could be greater or less than the amounts reported.
(6)
Represents, for each executive officer, the full accelerated vesting of the 2019 OPP award and 2020 Performance Unit award held by the executive officer, plus the dividend equivalents that would become payable in respect of the executive’s 2019 OPP and 2020 Performance Unit awards upon the change in control. As required by applicable disclosure rules, these values reflect a hypothetical change in control occurring on December 31, 2020.

The value of the 2020 Performance Unit award vesting was calculated as described in footnote (4) above.
The 2019 OPP award values were determined for each executive officer by multiplying (x) the executive officer’s pool interest of 24.00%, 13.75%, 3.40%, 9.15% and 6.40% for Messrs. Coleman, Lammas, Diramerian, Vouvalides and Hatfield, respectively, by (y) a bonus pool of  $0 (determined based on actual TSR performance through December 31, 2020).
The 2019 OPP award values for each executive also include an amount equal to the aggregate dividend equivalents that would become payable to the executive in respect of his 2019 OPP award upon such change in control, or $0 for Messrs. Coleman, Lammas, Diramerian, Vouvalides and Hatfield, based on the dividends per share declared during the performance period (beginning on January 1, 2019) through December 31, 2020 and the bonus pool of  $0 (determined based on actual TSR performance through December 31, 2020).
(7)
Represents, for each executive officer, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding shares of restricted stock and LTIP Units held by the executive officer as of December 31, 2020 and (ii) the full accelerated vesting of the 2019 OPP award and 2020 Performance Unit award held by the executive officer. As required by applicable disclosure rules, these values reflect a hypothetical change in control and qualifying termination of the executive’s employment occurring on December 31, 2020.

The value of accelerated restricted stock and LTIP Units and 2020 Performance Unit awards vesting was calculated as described in footnote (4) above. The value of the 2019 OPP award was calculated as described in footnote (6) above.
(8)
Represents the life insurance proceeds payable by a third-party insurer under the executive’s life insurance policy upon a termination of employment due to death.

(9)
Represents the aggregate premium payments that we would be required to pay to or on behalf of the applicable executive to provide continued health insurance coverage under COBRA (based on the executive’s health insurance coverage elections as of December 31, 2020) for 18 months.

(10)
Effective February 7, 2021, Mr. Vouvalides resigned from his position as Chief Operating Officer and Chief Investment Officer and Mr. Hatfield resigned from his position as Executive Vice President, Operations. Neither Messrs. Vouvalides or Hatfield received any payments or benefits upon termination, other than pursuant to each executive’s Transition Agreement in connection with their continued provision of consulting service for a three-month period, as further discussed above under “Compensation Discussion and Analysis—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2019 Table—Transition Agreements.”

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our median compensated employee to the annual total compensation of Victor J. Coleman, our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.
For 2020, our last completed fiscal year:
•
the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $106,875; and

•
the annual total compensation of our CEO, as reported in the Summary Compensation Table included above, was $9,487,250.

Based on this information, for 2020, our CEO’s annual total compensation was approximately 89 times that of the median of the annual total compensation of all of our employees (other than the CEO).
DETERMINING THE MEDIAN EMPLOYEE
Employee Population
We used our employee population data as of October 1, 2020 as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 369 individuals, including 367 full-time employees, 6 employees under a collective bargaining agreement, and 2 part-time employees.
Methodology for Determining Our Median Employee
To identify the median employee from our employee population, we selected base salary and bonus, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2020, as the most appropriate measure of compensation, which was consistently applied to all of our employees included in the calculation. In identifying the median employee, we annualized the compensation of all full-time employees who were new hires in 2020 in 2020 and on leave of absence in 2020.
COMPENSATION MEASURE AND ANNUAL TOTAL COMPENSATION OF MEDIAN EMPLOYEE
With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of  $106,650.
ANNUAL TOTAL COMPENSATION OF CEO
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2020 regarding compensation plans under which our equity securities are authorized for issuance:
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS(1)
Equity compensation plans approved by stockholders	15,178,225(2)	—	—(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	15,178,225	—	—

(1)
Consists of the 2010 Plan.

(2)
Represents 2,433,176 shares of common stock that were subject to awards of RSUs (with performance-based RSUs included at “maximum” levels), 1,126,435 shares of common stock and 4,703,464 operating partnership units subject to potential awards under our 2019 OPP using the maximum bonus pool eligible to be earned and based on a stock price of $24.02 on December 31, 2020 and 6,915,150 of unvested restricted operating partnership units (with performance-based operating partnership units included at “maximum” levels).

(3)
As of December 31, 2020, there were no fungible units available for issuance under our 2010 Plan.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
COMPENSATION RISK ANALYSIS
As part of the 2020 compensation process, the Compensation Committee, in conjunction with FPL, considered the matter of risks to stockholders and to the achievement of performance objectives that may be inherent in the compensation programs. After reviewing and discussing the foregoing, it was concluded that the Company’s compensation programs are designed with an appropriate risk-reward balance in relation to the Company’s business strategy and that none of the compensation programs encourage any executive or employee to take on excessive or unnecessary risks that are reasonably likely to have a material adverse effect on the Company. The following elements of our executive compensation plans and practices were considered in evaluating whether such plans and practices encourage our executives to take unnecessary risks:
•
We evaluate performance based on a variety of business objectives, including, but not limited to, execution of capital markets strategy, expansion of asset base, sourcing and completion of accretive acquisitions, strength of balance sheet, earnings, and occupancy and leasing performance, that we believe correlate to the long-term, sustainable creation of stockholder value;

•
The most material component of equity-based executive compensation is in the form of  “full-value awards,” such as restricted stock, which, as compared to stock options or other market-based equity compensation vehicles, retains some degree of value even in periods of depressed markets and thus provides executives with a baseline of value that lessens the likelihood that executives will undertake any unnecessary risks to get or keep options (or other similar vehicle) “in-the-money”;

•
In 2020, the Compensation Committee retained ultimate discretion in setting compensation and did not rely on pre-determined formulas, therefore our executives were not encouraged to take unreasonable risks to meet certain hurdles to avoid not achieving the required formulaic metric; and

•
As the most material portion of each executive’s compensation to date has been in the form of stock, our executives have sizable holdings of equity in the Company, which aligns an appropriate portion of their personal wealth with our long-term performance. None of the shares of our stock or the common units of our operating partnership owned by our directors and executive officers are pledged as collateral for a loan.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
COMPENSATION COMMITTEE MATTERS
COMPENSATION COMMITTEE REPORT
The information contained in this Report of the Compensation Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.
COMPENSATION COMMITTEE
Richard B. Fried
Robert L. Harris II
Barry A. Porter
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the fiscal year ended December 31, 2020, the members of the Compensation Committee were Richard B. Fried, Robert L. Harris II and Barry A. Porter. None of Messrs. Fried, Harris or Porter has ever been an officer or employee of our Company or any of our subsidiaries. During 2020, none of our executive officers served on the compensation committee (or equivalent), or the Board of Directors, of another entity whose executive officer(s) served on the Compensation Committee or Board.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
STOCK OWNERSHIP
PRINCIPAL STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock and shares of common stock into which common units are exchangeable for (i) each person who is the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors and NEOs, and (iii) all of our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person will hold shares of common stock as opposed to common units is set forth in the footnotes below.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of March 22, 2021 or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. As of March 22, 2021, 150,760,144 shares of our common stock were issued and outstanding.
Unless otherwise indicated, the address of each named person is c/o Hudson Pacific Properties, Inc., 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025.
NAME OF BENEFICIAL OWNER	NUMBER OF SHARES AND COMMON UNITS BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING COMMON STOCK(1)	PERCENTAGE OF OUTSTANDING COMMON STOCK AND COMMON UNITS(2)
The Vanguard Group(3)	21,533,862	14.28%	14.15%
BlackRock, Inc.(5)	19,182,603	12.72%	12.61%
Cohen & Steers, Inc.(4)	7,401,726	4.91%	4.87%
Victor J. Coleman	1,799,724	1.19%	1.18%
Invesco Ltd.(6)	1,529,079	1.01%	1.01%
Mark T. Lammas	434,832	*	*
Jonathan M. Glaser	356,069	*	*
Alexander Vouvalides (7)	310,772	*	*
Joshua A. Hatfield (7)	149,171	*	*
Barry A. Porter	101,031	*	*
Harout Diramerian	99,992	*	*
Theodore R. Antenucci	65,841	*	*
Robert M. Moran, Jr.	51,846	*	*
Mark D. Linehan	46,795	*	*
Robert L. Harris II	31,290	*	*
Richard B. Fried	22,204	*	*
Andrea Wong	14,687	*	*
Christy Haubegger	7.414	*	*
Karen Brodkin	1,493	*	*
All directors and executive officers as a group (30 persons)	4,597,388	3.05%	3.02%

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
*
Represents less than 1.0%.

(1)
Based on 150,760,144 shares of common stock outstanding as of March 22, 2021. In addition, amounts for each person assume that all common units held by the person are exchanged for shares of our common stock, and amounts for all directors and executive officers as a group assume all common units held by them are exchanged for shares of our common stock, in each case, regardless of when such common units are exchangeable. The total number of shares of our common stock outstanding used in calculating this percentage assumes that none of the common units held by other persons are exchanged for shares of our common stock.

(2)
Based on 150,760,144 shares of common stock outstanding as of March 22, 2021 and 1,381,624 common units held by limited partners outstanding as of March 22, 2021, which units may be redeemed for cash or, at our option, exchanged for shares of our common stock. Does not include shares of common stock that may be issued upon exchange of series A preferred units of limited partnership interest in our operating partnership or upon exchange of common units into which such series A preferred units may be converted.

(3)
The Vanguard Group, a Pennsylvania corporation, is the parent holding company of Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia, Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. The Vanguard Group, Inc. may be deemed to beneficially own the shares owned by Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia, Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. The principal address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. The information in this footnote is based solely upon a Schedule 13G/A filed by The Vanguard Group on February 10, 2021.

(4)
Cohen & Steers, Inc., a Delaware corporation, is the parent holding company of Cohen & Steers Capital Management, Inc, a New York corporation. Cohen & Steers, Inc. may be deemed to beneficially own the shares owned by Cohen & Steers Capital Management, Inc. The principal address for Cohen & Steers, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017. The information in this footnote is based solely upon a Schedule 13G/A filed by Cohen & Steers, Inc. on February 6, 2021.

(5)
BlackRock, Inc., a New York corporation, is the parent holding company of BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock (Luxembourg) S.A. and BlackRock Life Limited. BlackRock, Inc. may be deemed to beneficially own the shares owned by BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock (Luxembourg) S.A and BlackRock Life Limited. The principal address for BlackRock, Inc. is 55 East 52 Street, New York City, NY 10055. The information in this footnote is based solely upon a Schedule 13G/A filed by BlackRock, Inc. on January 27, 2021.

(6)
Invesco Ltd., a Bermuda corporation, is the parent company of Invesco Advisers, Inc., Invesco Investment Advisers, LLC and Invesco Capital Management LLC, each an investment adviser, and Invesco Ltd. may be deemed to beneficially own the shares held by these investment advisers. The principal address for Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309. The information in this footnote is based solely upon a Schedule 13G/A filed by Invesco Ltd. on November 10, 2020.

(7)
Effective February 7, 2021, Mr. Vouvalides resigned from his position as Chief Operating Officer and Chief Investment Officer and Mr. Hatfield resigned from his position as Executive Vice President, Operations. Each is expected to continue to serve as a consultant to the Company for a period of up to three months.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
RELATED-PARTY AND OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS
We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this Proxy Statement captioned “Executive Compensation”.

EMPLOYMENT OF JACK HARRIS
The son of Robert L. Harris II (our Lead Independent Director) is employed by the Company in our acquisitions department. His aggregate compensation (including salary and bonus) for the year ended December 31, 2020 of approximately $155,000 was comparable with other Company employees in similar positions.
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
We have operated under our Standards of Business Conduct policy since our IPO in June 2010. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.
Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Amended Policy Regarding Transactions with Related Parties governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), which involves a potential corporate opportunity, or in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has or will have a direct or indirect material interest:
•
our directors, nominees for director or executive officers;

•
any beneficial owner of more than 5% of any class of our voting securities;

•
any immediate family member of any of the foregoing persons; and

•
any entity in which any of the foregoing persons has a substantial ownership interest or control of such entity.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction in advance of participating in such transaction. Our General Counsel is responsible for determining whether or not the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, she will report such transaction to the Chairperson of the Audit Committee. The Audit Committee is responsible for approving such transactions and in doing so, the Audit Committee may take into account, among other factors it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
OTHER INFORMATION
HOUSEHOLDING OF PROXY MATERIALS
Under the rules of the SEC and Maryland law, we are permitted to use a method of delivery often referred to as “householding.” Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. We will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, or future annual reports and proxy statements, then you may contact our Investor Relations Department by: (a) mail at Hudson Pacific Properties, Inc., Attention: Investor Relations, 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025, (b) telephone at (310) 622-1702, or (c) e-mail at IR@hudsonppi.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.
STOCKHOLDER PROPOSALS
2021 ANNUAL MEETING PROPOSALS
Our Bylaws provide that nominations of individuals for election as directors and proposals of other business to be considered at an annual meeting of our stockholders may be made only pursuant to our notice of the meeting, by or at the direction of our Board or by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our Bylaws. We did not receive notice of any nominations or proposals to be made at the Annual Meeting within the time period required by our Bylaws or by Rule 14a-8 under the Exchange Act and our Board does not know of any matters that may properly be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement and any procedural matters relating to these proposals.
2022 ANNUAL MEETING PROPOSALS
Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2022 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our General Counsel at the address set forth on the Notice of this Proxy Statement no later than December 2, 2021. Any proposal should be addressed to our General Counsel and may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.
In addition, our Bylaws currently require that we be given advance written notice of nominations for election to our Board and other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). The Corporate Secretary must receive such notice, as well as the information and other materials required by our Bylaws, at our principal executive offices no later than 5:00 p.m. Eastern time on December 2, 2021 and no earlier than November 2, 2021 for matters to be presented at the 2022 annual meeting of our stockholders. However, in the event that the 2022 annual meeting is held before April 20, 2022 or after June 19, 2022, for notice by the stockholder,

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
and the accompanying information and other materials, to be timely it must be received no more than 150 days prior to the first anniversary of the 2021 annual meeting and not less than the later of the close of business on the later of  (a) the 120th day prior to the first anniversary of the 2021 annual meeting or (b) the tenth day following the day on which public announcement of the date of such meeting was first made by the Company.
Stockholders are urged to authorize a proxy promptly by either electronically submitting a proxy or voting instruction card over the Internet or by telephone or by delivering to us or your broker a signed and dated proxy card.
By Order of the Board of Directors,
Kay L. Tidwell
Executive Vice President, General
Counsel, Chief Risk Officer and Secretary
Los Angeles, California
April 1, 2021
INCORPORATION BY REFERENCE
The Compensation Committee Report on Executive Compensation, the Audit Committee Report, reference to the independence of the Audit Committee members, portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any information included on our Website, included or described in the preceding pages are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Exchange Act, except to the extent that we specifically incorporate such information by reference.
OTHER MATTERS
We are not aware of any other matters that may properly be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or at any adjournment or postponement thereof the proxy holders will vote on such matters in their discretion.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Where and when is the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the record date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/235810098. You also will be able to vote your shares online by attending the Annual Meeting by webcast.
To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is HPP2021.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 9:00 a.m. (PDT), on Thursday, May 20, 2021. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement. We have made the materials related to the Annual Meeting available to you on the Internet, or upon your request, we have delivered printed copies of these materials to you by mail. These materials were first made available or sent to you on April 1, 2021.
What is the purpose of the Annual Meeting of Stockholders?
At the Annual Meeting, stockholders will consider and vote upon the matters described in the Notice of Annual Meeting and this Proxy Statement—the election of directors, the approval of the Second Amended and Restated 2010 Incentive Award Plan, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm and the advisory approval of the Company’s executive compensation. In addition, once the business of the Annual Meeting is concluded, members of management will respond to questions raised by stockholders, as time permits.
Who can attend the Annual Meeting?
All of our common stockholders of record as of the close of business on March 22, 2021, the record date for the Annual Meeting, or their duly appointed proxies, may attend the Annual Meeting. Appointing a proxy in response to this solicitation will not affect a record stockholder’s right to attend the Annual Meeting.
What am I voting on?
At the Annual Meeting, you may consider and vote on:
(1)
the election of 10 directors (each to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies);

(2)
the approval of the Second Amended and Restated 2010 Incentive Award Plan;

(3)
the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

(4)
the advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2020, as more fully described in this Proxy Statement; and

(5)
any other business properly introduced at the Annual Meeting or any adjournment or postponement thereof.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
What are the Board’s recommendations?
The Board recommends a vote:
(1)
FOR the election of each nominee named in this Proxy Statement (see Proposal No. 1);

(2)
FOR the approval of the Second Amended and Restated 2010 Incentive Award Plan (see Proposal No. 2);

(3)
FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (see Proposal No. 3); and

(4)
FOR the advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2020 (see Proposal No. 4).

If you properly execute and return your proxy card but do not give other instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board on each of the matters listed above.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Hudson Pacific Properties, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 13, 2021.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
Hudson Pacific Properties, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Who may vote?
You may vote if you were the record owner of shares of our common stock at the close of business on March 22, 2021, which is the record date for the Annual Meeting, or you are the duly authorized proxy of a record owner of shares of our common stock as of the record date. You are entitled to cast one vote for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter properly presented at the Annual Meeting or any adjournment or postponement thereof for each share of common stock you owned of record as of the record date. As of the close of business on March 22, 2021, we had 150,760,144 shares of common stock outstanding.
Who counts the votes?
A representative of Computershare, Inc. will tabulate the votes, and our Executive Vice President, General Counsel, Chief Risk Officer and Secretary, Kay L. Tidwell, will act as the inspector of the election.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Is my vote confidential?
Yes, your proxy card, ballot and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure, or your vote is cast in a contested election (which is not applicable in 2021). If you write comments on your proxy card, your comments will be provided to us, but how you voted will remain confidential.
What is quorum for the Annual Meeting?
Stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum at the Annual Meeting. No business may be conducted at the Annual Meeting if a quorum is not present.
If a quorum is not present at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place, not later than 120 days after the original record date of March 22, 2021, without notice other than announcement at the meeting. We may also postpone, to a date not later than 90 days after the original record date, or cancel the Annual Meeting by making a public announcement of the postponement or cancellation before the time scheduled for the Annual Meeting.
What vote is required to approve an item of business at the Annual Meeting?
To be elected as a director (Proposal No. 1), a nominee must receive the affirmative vote of a majority of all the votes cast “for” and “against” the election of such nominee in the election of directors.
To approve the Second Amended and Restated 2010 Incentive Award Plan (Proposal No. 2), to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 3) and to adopt the resolution regarding the advisory approval of executive compensation (Proposal No. 4), the affirmative vote of a majority of the votes cast on the proposal is required.
If you are a stockholder of record as of the record date for the Annual Meeting and you properly authorize a proxy (whether by Internet, telephone or mail) without specifying voting instructions on any given matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter. If you properly execute and return your proxy card, the persons named as proxy holders will vote in their discretion on any other matter properly brought before the Annual Meeting. If you are a stockholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or attend the meeting and vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.
If you hold your shares through a broker, bank or other nominee, under the rules of the NYSE, your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. A “broker non-vote” results when a broker, bank or other nominee properly executes and returns a proxy but indicates that the nominee is not voting with respect to a non-routine matter because the nominee lacks discretionary authority to vote the shares and the nominee has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast on a proposal; however, stockholders delivering a properly executed proxy indicating a broker non-vote will be counted as present for purposes of determining whether a quorum is present.
If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law:
•
With respect to Proposal No. 1 (Election of Directors), your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the election of directors.

•
With respect to Proposal No. 2 (Approval of the Second Amended and Restated 2010 Incentive Award Plan), your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the result of the vote on this proposal.

•
With respect to Proposal No. 3 (Ratification of Independent Registered Public Accounting Firm), your broker is entitled to vote your shares if no instructions are received from you.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
•
With respect to Proposal No. 4 (Advisory Approval of Executive Compensation), your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the result of the vote on this proposal.

An abstention is not a vote cast with respect to Proposal Nos. 1, 3 and 4, and if you instruct your proxy or broker to “abstain,” it will have no effect on the vote on any such proposal. Under NYSE rules, an abstention will be treated as a vote “cast” on Proposal No. 2 (Approval of the Second Amended and Restated 2010 Incentive Award Plan) and, if you instruct your proxy or broker to “abstain” on that proposal, it will have the effect of a vote against that proposal. If you instruct your proxy or broker to “abstain” on any or all matters, you will still be counted as present for purposes of determining whether a quorum is present.
How do I vote?
If your common stock is held in your name, there are three ways for you to authorize a proxy:
•
If you received a paper copy of the proxy materials by mail, sign and mail the proxy card in the enclosed return envelope;

•
Call 1-800-652-VOTE (8683); or

•
Log on to the Internet at www.investorvote.com/HPP and follow the instructions at that site. The Website address for authorizing a proxy by Internet is also provided on your notice at the Annual Meeting.

If you properly authorize a proxy, unless you indicate otherwise, the persons named as your proxies will vote your common stock: FOR the election of each of the nominees for election as directors named in this Proxy Statement; FOR approve the Second Amended and Restated 2010 Incentive Award Plan; FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm; and FOR the advisory approval of the Company’s executive compensation.
If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.
Even if you plan to attend the Annual Meeting, we recommend that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
Can I revoke my proxy?
Yes, if your common stock is held in your name, you can revoke your proxy by:
•
Filing written notice of revocation before or at our Annual Meeting with our Executive Vice President, General Counsel, Chief Risk Officer and Secretary, Kay L. Tidwell, at Hudson Pacific Properties, Inc. 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025;

•
Signing a proxy bearing a later date; or

•
Voting online prior to the meeting and during the Annual Meeting webcast.

Attendance at the Annual Meeting will not, by itself, revoke a properly executed proxy. If your common stock is held in the name of your broker, bank or other nominee, please follow the instructions provided by the record holder of your common stock regarding how to revoke your voting instructions.
What happens if additional matters are presented at the Annual Meeting?
Other than the four proposals described in this Proxy Statement, we are not aware of any business that may properly be introduced at the Annual Meeting. If any other matters are properly introduced for a vote at the Annual Meeting and if you properly authorize a proxy, the persons named as proxy holders will vote in their discretion on any such additional matters. As of the date of this Proxy Statement, our Board is not aware of any other individual who may properly be nominated for election as a director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director. If any nominee named in this Proxy Statement is unwilling or unable to serve as a

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
director, our Board may nominate another individual for election as a director at the Annual Meeting, and the persons named as proxy holders will vote for the election of any substitute nominee.
Who pays for this proxy solicitation?
We will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by Internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.
Where can I find corporate governance materials?
Our Corporate Governance Guidelines and Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are published on the Corporate Governance page of the Investors section on our Website at www.HudsonPacificProperties.com. (We are not including the other information contained on, or available through, our Website as a part of, or incorporating such information by reference into, this Proxy Statement.)

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FUNDS FROM OPERATIONS
Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.
Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.
FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
The following table presents our FFO for the years ended December 31, 2020 and 2019 and a reconciliation of net income to FFO, excluding specified items (in thousands, except per share amounts):
	YEAR ENDED DECEMBER 31,
	2020	2019
Net income	$16,430	$55,846
Adjustments:
Depreciation and amortization—Consolidated	299,682	282,088
Depreciation and amortization—Corporate-related	(2,286)	(2,153)
Depreciation and amortization—Company’s share from unconsolidated real estate entities	5,605	3,964
Gain on sale of real estate	—	(47,100)
Impairment loss	—	52,201
Unrealized loss on non-real estate investments	2,463	—
FFO attributable to non-controlling interests	(37,644)	(28,576)
FFO attributable to preferred units	(612)	(612)
FFO to common stockholders and unitholders	283,638	315,658
Specified items impacting FFO:
Transaction-related expenses	440	667
One-time tax reassessment management cost	5,500	—
One-time straight-line rent reserve	2,620	—
One-time prior period net property tax savings	(937)	—
One-time debt extinguishment cost	2,654	744
FFO (excluding specified items) to common stockholders and unitholders	$293,915	$317,069
Weighted average common stock/units outstanding—diluted	154,084	156,133
FFO per diluted common stock/unit diluted	$1.84	$2.02
FFO (excluding specified items) per common stock/unit—diluted	$1.91	$2.03
NET OPERATING INCOME
We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
The following table reconciles net income to NOI and same-store office cash NOI (in thousands):
	YEAR ENDED DECEMBER 31,
	2020	2019
Net income	$16,430	$55,846
Adjustments:
(Income) loss from unconsolidated real estate entities	(736)	747
Fee income	(2,815)	(1,459)
Interest expense	116,477	105,845
Interest income	(4,089)	(4,044)
Transaction-related expenses	440	667
Unrealized loss on non-real estate investments	2,463	—
Gain on sale of real estate	—	(47,100)
Impairment loss	—	52,201
Other income	(548)	(78)
General and administrative	77,882	71,947
Depreciation and amortization	299,682	282,088
NET OPERATING INCOME	$505,186	$516,660
Non-same-store net operating income	(68,399)	(50,703)
Same-store net operating income	$436,787	$465,957
Cash-basis adjustment	(19,690)	(43,679)
SAME-STORE CASH NET OPERATING INCOME	$417,097	$422,278
Same-store studio cash net operating income	(30,629)	(38,087)
SAME-STORE OFFICE CASH NET OPERATING INCOME	$386,468	$384,191
ADJUSTED EBITDARE AND CONSOLIDATED NET DEBT
Adjusted EBITDAre represents net income before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from our unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Consolidated debt is equal to the sum of  (i) unsecured and secured debt and (ii) series A preferred units. Consolidated net debt is equal to consolidated debt, less cash and cash equivalents.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
The following table reconciles net (loss) income to Adjusted EBITDAre and presents our Adjusted EBITDAre (Annualized)/consolidated net debt ratio (amounts in thousands, except annualization factor and Adjusted EBITDAre (Annualized)/consolidated net debt ratio):
	THREE MONTHS ENDED
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Net (loss) income	$(3,168)	$(1,362)	$7,011	$13,949	$16,963
Interest income—Consolidated	(960)	(1,056)	(1,048)	(1,025)	(1,010)
Interest expense—Consolidated	29,638	32,492	27,930	26,417	28,353
Depreciation and amortization—Consolidated	77,351	75,052	73,516	73,763	74,196
EBITDA	102,861	105,126	107,409	113,104	118,502
Unconsolidated real estate entities depreciation and amortization	1,424	1,445	1,355	1,381	1,650
Unconsolidated real estate entities interest expense	605	630	630	930	949
EBITDAre	104,890	107,201	109,394	115,415	121,101
Unrealized loss (gain) on non-real estate investments	128	(513)	2,267	581	—
Other expense (income)	1,058	(576)	(716)	(314)	(366)
Transaction-related expenses	—	181	157	102	208
Non-cash compensation expense	8,314	4,791	4,723	4,895	4,088
Straight-line rent, net	1,191	(4,681)	(12,062)	(13,344)	(12,992)
Non-cash amortization of above-market and below-market leases, net	(2,178)	(2,449)	(2,464)	(2,544)	(2,917)
Non-cash amortization of above-market and below-market ground leases, net	588	588	588	577	615
Amortization of lease incentive costs	477	466	499	472	504
Adjusted EBITDAre	114,468	105,008	102,386	105,840	110,241
Studio cash NOI	(9,623)	(6,319)	(5,686)	(9,001)	(9,698)
Office property Adjusted EBITDAre	104,845	98,689	96,700	96,839	100,543
x Annualization factor	4	4	4	4	4
Annualized office property Adjusted EBITDAre	419,380	394,756	386,800	387,356	402,172
Trailing 12-mo studio NOI	30,629	30,704	34,943	37,017	38,087
Adjusted EBITDAre (Annualized)	$450,009	$425,460	$421,743	$424,373	$440,259
Total Consolidated unsecured and secured debt	3,432,276	3,087,168	2,998,350	3,260,352	2,845,459
Less: Consolidated cash and cash equivalents	(113,686)	(365,294)	(45,052)	(392,136)	(46,224)
Consolidated net debt	$3,318,590	$2,721,874	$2,953,298	$2,868,216	$2,799,235
Adjusted EBITDAre (Annualized) / Consolidated net debt	7.4x	6.4x	7.0x	6.8x	6.4x

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
APPENDIX B: SECOND AMENDED AND RESTATED 2010 INCENTIVE AWARD PLAN
SECOND AMENDED AND RESTATED
HUDSON PACIFIC PROPERTIES, INC.
AND HUDSON PACIFIC PROPERTIES, L.P.
2010 INCENTIVE AWARD PLAN
ARTICLE 1.
PURPOSE
The purpose of the Second Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), Hudson Pacific Services, Inc., a Maryland corporation (the “Services Company”), and Hudson Pacific Properties, L.P. (the “Partnership”) by linking the individual interests of Employees, Consultants, members of the Board, and Services Company Directors to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company, the Services Company, the Partnership and their subsidiaries in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s, the Service Company’s and the Partnership’s operation is largely dependent. The Plan amends and restates in its entirety the Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (the “Prior Plan”).
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1
“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12 hereof. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2
“Affiliate” shall mean the Partnership, the Services Company, any Parent and any Subsidiary.

2.3
“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4
“Award” shall mean an Option, a Restricted Stock Award, a Performance Award, a Dividend Equivalent Award, a Stock Payment Award, a Restricted Stock Unit Award, a Performance Share Award, an Other Incentive Award, a Profits Interest Unit Award or a Stock Appreciation Right, which may be awarded or granted under the Plan.

2.5
“Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.6
“Board” shall mean the Board of Directors of the Company.

2.7
“Change in Control” shall mean the occurrence of any of the following events:

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
(a)
A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of  “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, the Services Company, the Partnership or any Subsidiary, an employee benefit plan maintained by any of the foregoing entities or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)
During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.7(a) or Section 2.7(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)
The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of  (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

(i)
Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)
After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.7(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)
Approval by the Company’s stockholders of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5). Consistent with the terms of this Section 2.7, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.8
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.9
“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 12 hereof.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
2.10
“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

2.11
“Company” shall mean Hudson Pacific Properties, Inc., a Maryland corporation.

2.12
“Consultant” shall mean any consultant or advisor, engaged by the Company, the Services Company, the Partnership or any of its Subsidiaries to render services to such entity, who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.

2.13
“Director” shall mean a member of the Board, as constituted from time to time.

2.14
“Director Limit” shall mean the limits applicable to Awards granted to Non-Employee Directors under the Plan, as set forth in Section 3.4 hereof.

2.15
“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

2.16
“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.17
“Effective Date” shall mean, for purposes of the Plan (as amended and restated), the date on which the Plan is approved by the Company’s stockholders; provided, however, that solely for purposes of the last sentence of Section 13.1 hereof, the Effective Date shall be the date on which the Plan (as amended and restated) is adopted by the Board, subject to approval of the Plan (as amended and restated) by the Company’s stockholders. Notwithstanding the foregoing, the Prior Plan shall remain in effect on its existing terms unless and until the Plan (as amended and restated) is approved by the Company’s stockholders.

2.18
“Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.19
“Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Company, the Services Company, the Partnership or any Subsidiary.

2.20
“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.21
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.22
“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)
If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)
If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
(c)
If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.23
“Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code).

2.24
“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.25
“Individual Award Limit” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

2.26
“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.27
“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.28
“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.29
“Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.6 hereof.

2.30
“Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.31
“Participant” shall mean a person who, as an Employee, Consultant, member of the Board, or Services Company Director, has been granted an Award pursuant to the Plan.

2.32
“Partnership Agreement” shall mean the Agreement of Limited Partnership of Hudson Pacific Properties, L.P., as the same may be amended, modified or restated from time to time.

2.33
“Performance Award” shall mean an Award that is granted under Section 9.1 hereof.

2.34
“Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. Such criteria (and adjustments) may include, but are not limited to, the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects (including with respect to office portfolios); (xxii) market share; (xxiii) economic value; (xxiv) human capital management (including diversity and inclusion); and (xxv) environmental, social or governance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
2.35
“Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, the Services Company, the Partnership, any Subsidiary, any division or business unit thereof or an individual. To the extent applicable, the achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.36
“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

2.37
“Performance Share” shall mean a contractual right awarded under Section 8.5 hereof to receive a number of Shares or the cash value of such number of Shares based on the attainment of specified Performance Goals or other criteria determined by the Administrator.

2.38
“Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

2.39
“Plan” shall mean this Second Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan, as it may be amended from time to time.

2.40
“Prior Plan” shall mean the Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan.

2.41
“Profits Interest Unit” shall mean, to the extent authorized by the Partnership Agreement, a unit of the Partnership that is granted pursuant to Section 9.7 hereof and is intended to constitute a “profits interest” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191.

2.42
“Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.43
“REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
2.44
“Restricted Stock” shall mean Common Stock awarded under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.45
“Restricted Stock Unit” shall mean a contractual right awarded under Section 8.4 hereof to receive in the future a Share, the cash value of a Share or other consideration determined by the Administrator to be of equal value on the applicable settlement date.

2.46
“Securities Act” shall mean the Securities Act of 1933, as amended.

2.47
“Services Company” shall mean Hudson Pacific Services, Inc., a Maryland corporation.

2.48
“Services Company Director” shall mean a member of the Board of Directors of the Services Company.

2.49
“Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.50
“Shares” shall mean shares of Common Stock.

2.51
“Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10 hereof.

2.52
“Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

2.53
“Subsidiary” shall mean (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company, the Partnership, the Services Company and/or by one or more Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the equity interests are owned, directly or indirectly, by the Company, the Partnership, the Services Company and/or by one or more Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the Partnership, the Services Company and/or by one or more Subsidiaries.

2.54
“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55
“Termination of Service” shall mean:

(a)
As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b)
As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or an Affiliate.

(c)
As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or an Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause and all questions of whether

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1
Number of Shares.

(a)
Subject to Section 3.1(b) and Section 13.2 hereof, the aggregate number of Shares which may be issued pursuant to Awards granted under the Plan on or following the Effective Date shall equal the sum of  (i) 5,000,000 and (ii) the number of Shares available under the Prior Plan on the Effective Date (together, the “Share Limit”). The maximum aggregate number of Shares that may be issued under the Plan following the Effective Date pursuant to the exercise of Incentive Stock Options shall not exceed 20,000,000 Shares (or such lesser number as may be available under the Share Limit).

(b)
If, on or following the Effective Date, any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 13.2 hereof and without regard to the Fungible Unit measurement as defined and contained in the Prior Plan). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)
Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except Shares acquired upon the exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
3.2
Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock or Common Stock purchased on the open market.

3.3
Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2 hereof, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year (measured from the date of any grant) shall be one million, five hundred thousand (1,500,000) and the maximum aggregate amount of cash that may be paid in cash during any calendar year (measured from the date of any payment) with respect to one or more Awards payable in cash shall be $10,000,000 (together, the “Individual Award Limits”).

3.4
Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan, the sum of any cash compensation and the grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards granted under the Plan to a Non-Employee Director during any calendar year shall not exceed the amount equal to $500,000 (the “Director Limit”).

ARTICLE 4.
GRANTING OF AWARDs
4.1
Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2
Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program.

4.3
Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by applicable law.

4.4
At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

4.5
Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit the Director Limit contained in Sections 3.1 and 3.4 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.
4.6
Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.
[RESERVED]
ARTICLE 6.
GRANTING OF OPTIONS
6.1
Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2
Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company and any Affiliate corporation thereof exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.

6.3
Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4
Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option relating to such a Termination of Service.
6.5
Option Vesting.

(a)
The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b)
No portion of an Option which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in a Program, the applicable Award Agreement or by action of the Administrator following the grant of the Option.

6.6
Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the exercise price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided that the exercise price shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

6.7
Substitution of Stock Appreciation Rights. The Administrator may provide in an applicable Program or the applicable Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.
EXERCISE OF OPTIONS
7.1
Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2
Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)
A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(b)
Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems

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appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)
In the event that the Option shall be exercised pursuant to Section 11.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)
Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2 hereof.

7.3
Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such shares to such Participant.

ARTICLE 8.
RESTRICTED STOCK
8.1
Award of Restricted Stock.

(a)
The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)
The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

8.2
Rights as Stockholders. Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3 hereof.

8.3
Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of an applicable Program or in the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of any Program or by the applicable Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4
Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled

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without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company cease to have a right of repurchase.
8.5
Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

ARTICLE 9.
PERFORMANCE AWARDS; DIVIDEND EQUIVALENTS; STOCK PAYMENTS; RESTRICTED STOCK UNITS; PERFORMANCE SHARES; OTHER INCENTIVE AWARDS; PROFITS INTEREST UNITS
9.1
Performance Awards.

(a)
The Administrator is authorized to grant Performance Awards to any Eligible Individual. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

(b)
Without limiting Section 9.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

9.2
Dividend Equivalents.

(a)
Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b)
Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3
Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4
Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria,

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including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.
9.5
Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share awards which shall be denominated in a number of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.

9.6
Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator.

9.7
Profits Interest Units. The Administrator is authorized to grant Profits Interest Units in such amount and subject to such terms and conditions as may be determined by the Administrator; provided, however, that Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Administrator, provided that the Profits Interest Units would constitute “profits interests” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191. The Administrator shall specify the conditions and dates upon which the Shares for which the Profits Interest Units may be exchanged shall be issued, which dates shall not be earlier than the date as of which the Profits Interest Units vest and become nonforfeitable. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

9.8
Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

9.9
Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.10
Exercise upon Termination of Service. Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

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ARTICLE 10.
STOCK APPRECIATION RIGHTS
10.1
Grant of Stock Appreciation Rights.

(a)
The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b)
A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then-exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in Section 10.1(c) hereof, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)
Notwithstanding the foregoing provisions of Section 10.1(b) hereof to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, however, that the exercise price shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

10.2
Stock Appreciation Right Vesting.

(a)
The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Participant shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b)
No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.3
Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)
A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then-entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)
Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

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(c)
In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.4
Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

10.5
Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.
ADDITIONAL TERMS OF AWARDS
11.1
Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2
Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Participant may have elected or agreed, allow a Participant to satisfy such obligations by any payment means described in Section 11.1 above, including without limitation, by allowing such Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allowing the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in the applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in

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connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
11.3
Transferability of Awards.

(a)
Except as otherwise provided in Section 11.3(b) or (c) hereof:

(i)
No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)
No Award or interest or right therein shall be subject to the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii)
During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

(b)
Notwithstanding Section 11.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); (iii) any permitted transfer of an Award hereunder shall be without consideration, except as required by applicable law; and (iv) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. In addition, and further notwithstanding Section 11.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)
Notwithstanding Section 11.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. The Administrator may provide or require that, if the Participant is married and resides in a “community property” state, a designation

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of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.
11.4
Conditions to Issuance of Shares.

(a)
Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)
All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)
The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)
No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)
Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5
Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if  (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator).

11.6
Prohibition on Repricing. Subject to Section 13.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock

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Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.
ARTICLE 12.
ADMINISTRATION
12.1
Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6 hereof.

12.2
Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.13 hereof. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3
Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee or as required by law, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4
Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

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(a)
Designate Eligible Individuals to receive Awards;

(b)
Determine the type or types of Awards to be granted to each Eligible Individual;

(c)
Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)
Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)
Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)
Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)
Decide all other matters that must be determined in connection with an Award;

(h)
Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)
Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j)
Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5
Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6
Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.
MISCELLANEOUS PROVISIONS
13.1
Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
may, except as provided in Section 13.2 hereof, (i) increase the Share Limit or the Director Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6 hereof. Except as provided in Section 13.13 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.
13.2
Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)
In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit, the Director Limit and Individual Award Limits); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)
In the event of any transaction or event described in Section 13.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)
To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested; provided, that Awards held by members of the Board will be settled in Shares on or immediately prior to the applicable event if the Administrator takes action under this clause (i);

(ii)
To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
(iii)
To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv)
To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement; and

(v)
To provide that the Award cannot vest, be exercised or become payable after such event.

(c)
In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b) hereof:

(i)
The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)
The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit, the Director Limit and the Individual Award Limits). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d)
Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. For the purposes of this Section 13.2(d), an Award shall be considered assumed or substituted if, following the Change in Control, the assumed or substituted Award confers the right to purchase or receive, for each share of Common Stock subject to the Award or into which the Award is convertible immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the assumed or substituted Award, for each share of Common Stock subject to such Award or into which the Award is convertible, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(e)
In the event that the successor corporation in a Change in Control and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section 13.2(d) hereof, each such non-assumed/substituted Award shall become fully vested and, as applicable, exercisable and shall be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on any or all such Awards shall lapse at such time, provided that, to the extent the vesting of any such Award is subject to the satisfaction of specified performance goals, such Award shall vest and all performance goals or other vesting criteria will be deemed achieved at the greater of  (i) target level of performance and (ii) actual achievement of applicable performance goals, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company, the Operating Partnership or any Subsidiary, as applicable. If an Award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a Change in Control, the Administrator shall notify the Participant of such vesting and any applicable exercise, and the Award shall terminate upon the Change in Control. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 13.2(e) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
(f)
The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(g)
No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(h)
The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the stockholders of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or such Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock, the securities of any Affiliate or the rights thereof or which are convertible into or exchangeable for Common Stock or securities of any Affiliate, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(i)
No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code to the extent applicable to such Award, unless the Administrator determines any such adjustments to be appropriate.

(j)
In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

13.3
Approval of Plan by Stockholders. The Plan (as amended and restated) will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan (as amended and restated). Awards may be granted or awarded under the Plan (as amended and restated) and subject to the terms and conditions of the Prior Plan following the Board’s adoption of the Plan (as amended and restated) unless and until the Plan (as amended and restated) receives stockholder approval. Awards granted from and after stockholder approval of the Plan (as amended and restated) will be subject to the terms and conditions of the Plan (as amended and restated). If the Plan (as amended and restated) is not approved by stockholders within twelve (12) months after its adoption by the Board, then the Prior Plan shall continue on its existing terms and conditions and the Plan (as amended and restated) shall be of no force or effect.

13.4
No Stockholders Rights. Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

13.5
Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

13.6
Section 83(b) Election. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Administrator, which the Administrator

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
may grant or withhold in its sole discretion. If, with the consent of the Administrator, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
13.7
Grant of Awards to Certain Employees or Consultants. The Company, the Services Company, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which Shares or other securities and/or payment therefor may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture of Shares or other securities by the Participant, for the purpose of ensuring that the relationship between the Company and its Affiliates remain at arm’s-length.

13.8
REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled:

(a)
to the extent that the grant, vesting, exercise or settlement of such Award could cause the Participant or any other person to be in violation of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in the Company’s charter, as amended from time to time); or

(b)
if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such award could impair the Company’s status as a REIT.

13.9
Effect of Plan upon Other Compensation Plans. The adoption of the Plan (as amended and restated) shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.10
Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Shares and Profits Interest Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.11
Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.12
Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2021
13.13
Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

13.14
No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

13.15
Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.16
Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.17
Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.18
Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

13.19
Clawback. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with applicable laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the Award Agreement.

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2021 ANNUAL MEETING OF STOCKHOLDERS OF
HUDSON PACIFIC PROPERTIES, INC.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to Be Held on Thursday, May 20, 2021 at 9:00 a.m., Pacific Daylight Time
Via webcast: www.meetingcenter.io/235810098
Password: HPP2021
The Notice of Annual Meeting, Proxy Statement, 2020 Annual Report and other SEC filings are available at www.edocumentview.com/HPP.
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

MMMMMMMMM 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters—here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/HPP or scan the QR code—login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. www.investorvote.com/HPP Please do not write outside the designated areas. Proxy for the 2021 Annual Meeting of Stockholders 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A The Board of Directors recommends you vote “FOR” the election of each of the director nominees named below: 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain + 01—Victor J. Coleman 02—Theodore R. Antenucci 03—Karen Brodkin 06—Robert L. Harris 04—Richard B. Fried 05—Jonathan M. Glaser 09—Barry A. Porter 07—Christy Haubegger 08—Mark D. Linehan 10—Andrea Wong The Board of Directors recommends you vote “FOR” Proposal Nos. 2, 3 and 4: 2. The approval of the Second Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan. 4. The advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2020, as more fully disclosed in the accompanying Proxy Statement. For Against Abstain For Against Abstain 3. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. BAuthorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below Please sign exactly as name(s) appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy)—Please print date below. Signature 1—Please keep signature within the box. Signature 2—Please keep signature within the box. C 1234567890 J N T MMMMMMM 1 U P X      4 9 9 6 4 0 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE + 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03FI2B

2021 Annual Meeting Admission Ticket 2021 Annual Meeting of Stockholders of Hudson Pacific Properties, Inc. Thursday, May 20, 2021, 9:00 a.m., local time The 2021 Annual Meeting of Shareholders of Hudson Pacific Properties, Inc. will be held on Thursday, May 20, 2021 at 9:00 a.m., local time, virtually via the internet at www.meetingcenter.io/235810098. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is—HPP2021. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HPP q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy for the 2021 Annual Meeting of Stockholders of Hudson Pacific Properties, Inc. + THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HUDSON PACIFIC PROPERTIES, INC. The stockholder (the “Stockholder”) of Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), executing the reverse of this Proxy hereby appoints Victor J. Coleman and Mark T. Lammas, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held at virtually via the internet, on Thursday, May 20, 2021 at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at such meeting and otherwise to represent the Stockholder at the meeting with all powers possessed by the Stockholder if personally present at the meeting. The Stockholder hereby acknowledges receipt of the Notice of 2021 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the Stockholder will be cast as instructed on the reverse. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the Stockholder will be cast “FOR” each of the nominees for director listed on the reverse of this Proxy and “FOR” proposals two, three and four. The votes entitled to be cast by the Stockholder will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof or, if any of such listed nominees declines or is unable to serve, “FOR” the election of any other nominee designated by the Company’s Board of Directors. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on May 20, 2021: Hudson Pacific Properties, Inc.’s Proxy Statement and 2020 Annual Report are available at http://www.edocumentview.com/HPP CNon-Voting Items Change of Address—Please print new address below. Comments—Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +